                                                                   EXHIBIT 10.18


                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

                                  BY AND AMONG


                            SCIENTIFIC-ATLANTA, INC.
                             (a Georgia Corporation)

                                       AND

                            ARRIS INTERNATIONAL, INC.
                            (a Delaware Corporation)


                         TEXSCAN DE MEXICO, S.A. DE C.V.
                               (a Mexican Company)


                                November 13, 2002

                                Table of Contents

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                                                                                                       ----
1.       PURCHASE AND SALE OF ASSETS....................................................................1

         1.1      Purchase and Sale.....................................................................1

         1.2      Excluded Assets.......................................................................3

         1.3      Excluded Contracts....................................................................3

         1.4      Purchase Price; Total Consideration...................................................4

         1.5      Assumption of Certain Liabilities.....................................................4

         1.6      Obligations Not Assumed...............................................................5

         1.7      Sales Taxes...........................................................................6

         1.8      Prepaids; Accruals....................................................................6

         1.9      Allocation of Purchase Price..........................................................6

         1.10     Closing...............................................................................6

         1.11     Transactions and Documents at Closing.................................................6

         1.12     Post-Closing Purchase Price Adjustment................................................7

2.       ADDITIONAL AGREEMENTS.........................................................................10

         2.1      Purchaser's Access and Inspection....................................................10

         2.2      Confidentiality......................................................................11

         2.3      Cooperation..........................................................................11

         2.4      Expenses.............................................................................11

         2.5      Brokers..............................................................................11

         2.6      Covenant Against Competition.........................................................11

         2.7      Public Announcements.................................................................12

         2.8      Waiver of Bulk Sales Law Compliance..................................................12

         2.9      Employees............................................................................12

         2.10     Employee Benefit Plans and Other Liabilities.........................................14

         2.11     Welfare Plans........................................................................14

         2.12     Workers' Compensation................................................................15

         2.13     Pre-Closing Warranty Obligations.....................................................15

         2.14     Agreements with Contract Manufacturers and OEMs......................................15

         2.15     Settlement of Patent Dispute; Cross License; Patent Licenses.........................16

         2.16     Distribution Agreement...............................................................17


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                                Table of Contents
                                   (continued)

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         2.17     Transition Services Agreement........................................................17

         2.18     Amendment to Fixed Assets Register...................................................17

         2.19     Exclusion of Certain Purchase Orders.................................................18

         2.20     Consignment of Solectron Component Inventory.........................................18

         2.21     Fulfillment of Certain Distribution and Customer Sales Agreements....................19

         2.22     Additional Purchase Orders...........................................................19

3.       REPRESENTATIONS AND WARRANTIES OF SELLER......................................................19

         3.1      Schedules............................................................................19

         3.2      Organization and Compliance..........................................................20

         3.3      Enforceability of Agreement..........................................................20

         3.4      No Inconsistent Obligations..........................................................20

         3.5      Consents.............................................................................20

         3.6      Possession of Franchises, Licenses, Etc..............................................21

         3.7      Financial Statements.................................................................21

         3.8      Liabilities..........................................................................21

         3.9      Title to Properties; Sufficiency of Assets...........................................21

         3.10     Inventories..........................................................................21

         3.11     Returns and Consignments; Warranty Obligations.......................................22

         3.12     Fixed Assets.........................................................................22

         3.13     Authority to Conduct Business and Intellectual Property Rights.......................22

         3.14     Assigned Contracts...................................................................24

         3.15     Contingencies........................................................................24

         3.16     Taxes................................................................................25

         3.17     Employment Matters...................................................................25

         3.18     Employee Benefit Matters.............................................................25

         3.19     Environmental Matters................................................................26

         3.20     Absence of Certain Business Practices................................................26

         3.21     Agreements and Transactions with Related Parties.....................................27

         3.22     Absence of Changes...................................................................27

                                Table of Contents
                                   (continued)

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         3.23     Full Disclosure......................................................................28

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................28

         4.1      Organization.........................................................................28

         4.2      Authorization; No Inconsistent Agreements............................................28

         4.3      Full Disclosure......................................................................28

5.       CONDUCT OF SELLER'S ACTIVES BUSINESS PENDING CLOSING..........................................28

         5.1      Business in the Ordinary Course......................................................29

         5.2      No Material Changes..................................................................29

         5.3      Compensation.........................................................................29

         5.4      Employee Benefit Plans...............................................................30

6.       CONDITIONS TO OBLIGATIONS OF PURCHASER........................................................30

         6.1      Representations and Warranties.......................................................30

         6.2      Compliance with Agreements and Conditions............................................30

         6.3      Certificates of Seller...............................................................30

         6.4      Resolutions..........................................................................30

         6.5      Government Consents..................................................................30

         6.6      Required Consents....................................................................30

         6.7      Employment of Key Employees..........................................................30

         6.8      Settlement and Cross-License Agreement...............................................31

         6.9      Transition Services Agreement........................................................31

         6.10     Release of Liens.....................................................................31

         6.11     No Inconsistent Requirements.........................................................31

7.       CONDITIONS TO OBLIGATIONS OF SELLER...........................................................31

         7.1      Representations and Warranties.......................................................31

         7.2      Compliance with Agreements and Conditions............................................31

         7.3      Certificate of Purchaser.............................................................31

         7.4      Resolutions..........................................................................31

         7.5      Settlement and Cross-License Agreement; Limited Patent License Agreement.............31

         7.6      No Inconsistent Requirements.........................................................32

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                                Table of Contents
                                   (continued)

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8.       INDEMNITIES...................................................................................32

         8.1      Indemnification of Purchaser.........................................................32

         8.2      Defense of Claims....................................................................32

9.       PAYMENT OF INDEMNIFIED LOSSES.................................................................33

         9.1      Limitations on Liability.............................................................33

         9.2      Set-Off Against Additional Payments..................................................33

10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATIONS AND OTHER PROVISIONS.............34

         10.1     Survival.............................................................................34

         10.2     Liabilities Not Assumed..............................................................34

         10.3     Covenants............................................................................34

11.      TERMINATION...................................................................................34

         11.1     Termination for Certain Causes.......................................................34

12.      MISCELLANEOUS.................................................................................35

         12.1     Notices..............................................................................35

         12.2     Counterparts.........................................................................36

         12.3     Entire Agreement.....................................................................36

         12.4     Governing Law........................................................................36

         12.5     Successors and Assigns...............................................................36

         12.6     Partial Invalidity and Severability..................................................36

         12.7     Waiver...............................................................................36

         12.8     Headings.............................................................................36

         12.9     Number and Gender....................................................................36

         12.10    Time of Performance..................................................................37

         12.11    Definition of Knowledge..............................................................37

13.      INDEX OF DEFINITIONS..........................................................................37

                             EXHIBITS AND SCHEDULES


EXHIBITS TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS:

Exhibit                           Description
-------           ------------------------------------------
    A             Allocation of Purchase Price
    B             General Bill of Sale and Assignment
    C             Assumption Agreement
    D             Settlement and Cross-License Agreement
    E             Limited Patent License Agreement
    F             Transition Services Agreement


SCHEDULES TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS:

Schedule                                    Description
--------          ------------------------------------------------------------
1.1(a)            Fixed Assets Register
1.1(b)            Physical Count Inventory Listing
1.1(e)            Assigned Contracts
1.1(f)            P.O. Register
1,12(a)(ii)(C)    Scrapped Inventory
2.9               Excluded Employees
2.14              Contract Manufacturer Agreements
2.18(a)           Assets on Fixed Assets Register and Used in Conduct of
                  Excluded Businesses
2.18(b)           Assets Not on Fixed Assets Register but Used in Conduct of
                  Actives Business
2.20              Solectron Component Inventory Detail
2.21              Excluded Distribution & Sales Agreements
2.22              Additional Purchase Orders
3.2               Foreign Qualifications; Prior Names; Locations of
                  Transferred Assets; and Places of Business
3.4               Inconsistent Obligations
3.5               Required Consents
3.7               Exceptions to Financial Statements
3.8               Liabilities of Seller
3.9               Permitted Liens
3.11(a)           Returns and Consignments
3.11(b)           Standard Warranty Terms
3.11(c)           Exceptions to Standard Warranty Terms
3.11(d)           Potential Catastrophic Failures
3.12              Exceptions to Condition, Use or Operation of Personal
                  Property
3.13(b)           License In Agreements
3.13(c)           License Out Agreements
3.13(e)           IP Patents
3.13(f)           IP Trademarks
3.13(g)           Claims or Proceedings Regarding Intellectual Property
3.15              Contingencies
3.16              Tax Matters
3.17(a)           Collective Bargaining Agreements
3.17(b)           Health and Safety Matters
3.18(a)           Plans
3.18(b)           Plan Administration Matters
3.19              Environmental Matters
3.21              Related Party Transactions
3.22              Changes since Reference Date
6.7               Key Employees
12.11             Knowledge of Seller

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT is made and entered into as of the 13th day of November, 2002, by and among SCIENTIFIC-ATLANTA, INC., a corporation organized under the laws of the State of Georgia ("PURCHASER"), ARRIS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware ("ARRIS INTL"), and TEXSCAN DE MEXICO, S.A. DE C.V., a company organized under the laws of Mexico and the wholly-owned subsidiary of ARRIS Intl ("ARRIS MEXICO") (ARRIS Intl and ARRIS Mexico, being sometimes referred to herein, collectively and jointly and severally, as "SELLER").

                              W I T N E S S E T H:

         WHEREAS, Seller, through that portion of its business generally known as the Actives Electronics Business (the "ACTIVES DIVISION"), is engaged in the business of designing, manufacturing, distributing and selling (i) RF transmission products, including but not limited to RF amplifiers, RF integrators and RF headend management products, and (ii) optical transmission products, including but not limited to optical transmitters and nodes, DWDM transport systems, multi-band block converters, and element management software, including status monitoring and control systems (such business, collectively, the "ACTIVES BUSINESS"); and

         WHEREAS, Seller desires to sell and transfer to Purchaser and Purchaser desires to acquire from Seller, the assets and properties of the Actives Division which are used in or otherwise required for the conduct and operation of Seller's Actives Business, upon the terms and conditions contained herein;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1 PURCHASE AND SALE. Subject to the terms and conditions contained herein, Seller agrees to sell, transfer, convey and assign to Purchaser, and Purchaser agrees to purchase and acquire from Seller, on the Closing Date (as defined in Section 1.10 below), all of Seller's right, title and interest in and to the assets and properties used primarily in the conduct and operation of Seller's Actives Division, excluding therefrom the Excluded Assets (as defined in Section 1.2(b) below) (such assets to be transferred, the "TRANSFERRED ASSETS"), including, without limitation, the following:

                  (a) all of Seller's machinery and equipment, tooling, production equipment, test equipment, motor vehicles, furniture and fixtures, computer equipment and computer software (to the extent such software is transferable; provided that, to the extent any software listed in the Fixed Assets Register (hereinbelow defined) cannot be transferred to Purchaser and, in accordance with Section 2.18(a) below, Purchaser determines such software is required for the conduct of the Actives Business, an Adjustment in the purchase price will be made in accordance with Section 1.12(a)(i) below) used primarily in or otherwise required for the conduct and operation of Seller's Actives Business, including, without limitation (i) all such items of machinery and equipment, tooling, production equipment, test equipment, motor vehicles, furniture and fixtures, computer equipment and computer software listed on the "Actives Electronics-AIMS Fixed Assets Register, July 2002" (the "FIXED ASSETS REGISTER"), a copy of which is attached hereto as Schedule 1.1(a) (with such deletions from or additions to the Fixed Assets Register as are made in accordance with the provisions of Section 2.18 below; as so amended by such deletions or additions, the "AMENDED FIXED ASSETS REGISTER"), and (ii) all of such assets included in "Machinery & equipment", "Furniture & fixtures", and "Computer equipment & software" on the unaudited balance sheet of the Actives Business as of July 31, 2002 (the "JULY 31 BALANCE SHEET", as more fully hereinafter defined in Section 3.7), with only such additions and deletions as may have occurred since July 31, 2002 or may hereafter occur between the date hereof and the Closing Date in the ordinary and necessary course of Seller's Actives Business in accordance with
Section 5 below (collectively, the "FIXED ASSETS");

                  (b) all of the inventories of raw materials, work-in-process, and finished goods or products, of Seller's Actives Division in existence at the close of business on the last business day before the Closing Date, including, without limitation the items of inventory (i) included in the listing of inventory prepared by Purchaser and Seller in connection with the physical count of inventory conducted by the parties on or about October 15, 2002 (the "PHYSICAL COUNT INVENTORY LISTING"), a copy of which is attached hereto as Schedule 1.1(b), and (ii) included in the listing of inventory on
Schedule 3.11(a), dated September 30, 2002, attached hereto, with only such additions or deletions as may have occurred since the date of such Schedules, respectively, or may hereafter occur between the date hereof and the Closing Date in the ordinary and necessary course of Seller's Actives Business in accordance with Section 5 below (collectively, the "INVENTORIES");

                  (c) all of the proprietary and confidential information of Seller used primarily in, or otherwise required for, the conduct and operation of Seller's Actives Business, including, without limitation: (i) trade secrets, technical information, know-how, ideas, designs, processes, procedures, algorithms, discoveries, patents, patent applications, and copyrights, and all improvements thereof, relating to Seller's Actives Business and the products of the Actives Division, including, but not limited to the IP Patents set forth in
Schedule 3.13(e), (ii) originals or copies of all data, files, books and records, customer lists, and order information, (iii) any internally-developed software used primarily in, or otherwise required for, the conduct of the Actives Business, and (iv) all other information, intellectual property rights and intangible property rights relating to the operation of the other Transferred Assets or Seller's Actives Business, including but not limited to the rights of Seller under the IP License Agreements set forth in Schedule 3.13(b) and Schedule 3.13(c) (but excluding therefrom any IP License Agreements that are Excluded Contracts (as defined in Section 1.3 below));

                  (d) all of the trademarks, service marks, and trade names of Seller used primarily in, or otherwise required for, the conduct and operation of Seller's Actives Business (excluding therefrom, any trademark, service mark or trade name incorporating in whole or in part the name "ARRIS" or the name "ANTEC") including the trademarks, service marks and trade names set forth in Schedule 3.13(f) hereto, and all registrations and pending applications therefor, and all goodwill associated therewith;

                  (e)      all of Seller's right, title and interest under the
(i) sales agreements, contract manufacturing agreements, OEM agreements, leases, licenses and other agreements which are identified in Schedule 1.1(e) attached hereto, and (ii) the sales or customer orders listed in the sales order backlog which also is identified in Schedule 1.1(e) attached hereto (the "SALES ORDER BACKLOG"), together with sales orders which are issued by customers to Seller and entered into by Seller after the date of such Sales Order Backlog in the ordinary and necessary course of Seller's Active Business in accordance with
Section 5 below (all such sales or customer orders, the "SALES ORDERS") (all of the foregoing, together with the Purchase Orders referred to in Section 1.1(f) below, but excluding therefrom the Excluded Contracts (defined in Section 1.3 below), collectively, the "ASSIGNED CONTRACTS");

                  (f)      subject to the provisions of Section 1.3 and Section
2.19 below, all of Seller's right, title and interest under (i) the purchase orders listed on the order entry registered dated October 31, 2002 (the "P.O. REGISTER"), a copy of which is attached hereto as Schedule 1.1(f), that remain open or unfilled in whole or in part as of the Closing Date, together with (ii) purchase orders which are entered into by Seller after the date of the P.O. Register in the ordinary and necessary course of Seller's Actives Business in accordance with
Section 5 below, at prices and on terms consistent with the prior operating practices of Seller's Actives Division (collectively, all of the foregoing, the "PURCHASE ORDERS");

                  (g) all deposits, prepaids and other assets of similar nature related to the Transferred Assets or otherwise arising from the conduct of the Actives Business (the "PREPAIDS"), if any, but only to the extent such Prepaids are included in the calculation of the Post-Closing Purchase Price Adjustment (as hereinafter defined in Section 1.12); and

                  (h) all of Seller's right and interest in all rights, choses in action and claims, known or unknown, matured or unmatured, accrued or contingent, against third parties, arising from or relating to any of the other Transferred Assets or any Assigned Contract.

         1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Transferred Assets shall not include the following (collectively, all of the following, the "EXCLUDED ASSETS"):

                  (a) the assets and properties of Seller's (i) taps and passives business, product lines and developments, (ii) fiber-to-the-business and fiber-to-the-home businesses, product lines and developments, (iii) Atoga product lines and developments, (iv) cable telephone and data businesses (whether CBR, IP, DOCSIS or other transmission protocols), products, product lines and any developments, improvements, enhancements or extensions thereof (including without limitation Host Digital Terminals, Voice Ports, Packet Ports, Telephony Ports, Cable Modem Termination Systems (CMTSs), Cable Modems, Home Gateways, Universal Access Switches, Universal Services Gateways, Commercial Services Gateways whether under Seller's Cornerstone(R), Cadant(R), Touchstone(R), Global Access(TM) marks or any other name), (v) the Keptel business, (vi) the ARRIS Electronic Systems Products business, (vii) the ARRIS Telewire business, and (viii) the ARRIS Powering business (collectively, all of the foregoing, the "EXCLUDED BUSINESSES") (including for these purposes as Excluded Assets, the assets and equipment listed on Schedule 2.18(a) (or part thereof) that, in accordance with the provisions of Section 2.18, are determined by Purchaser not to be required for the conduct of the Actives Business are thereby excluded from the Transferred Assets); and

                  (b) certain assets of Seller's Active Business that shall be excluded from the Transferred Assets (the "EXCLUDED ACTIVES ASSETS"), including only (i) cash, (ii) any fee interest or leasehold interest in any land or buildings used in the conduct of the Actives Business, or any other interest in real property, (iii) any of the notes and accounts receivable of Seller arising from or as a result of Seller's Actives Business, (iv) any of Seller's rights and interests in or under any Excluded Contract or otherwise in or under any contract or agreement other than the Assigned Contracts, (v) the employee and personnel records of the Actives Business, (vi) any trademark, service mark or trade name of Seller incorporating in whole or in part the name "ARRIS" or the name "ANTEC" regardless of whether such mark or name is used in the conduct of Seller's Actives Business, (vii) all of the assets included within the "Other fixed assets" category on the July 31 Balance Sheet, (viii) subject to the provisions of Section 2.20 below, the Solectron Component Inventory (as defined below in Section 1.3), and (ix) any rights or interests of Seller under any of the insurance policies of Seller.

         1.3 EXCLUDED CONTRACTS. Anything herein to the contrary notwithstanding, the Assigned Contracts shall not include any of the following contracts and agreements (and none of the following contracts and agreements shall be listed on, or be construed to be a part of the contracts and agreements listed on, Schedule 1.1(e)): (i) all purchase orders for RF hybrid part number 495118622; (ii) any purchase orders for component parts (or portion of such purchase orders) excluded from the Transferred Assets in accordance with the provisions of Section 2.19 below (if any); (iii) subject to the provisions of
Section 2.20 below, that certain purchase order dated on or about October 15, 2002 (or other agreement) with Solectron to repurchase from

Solectron certain excess component inventory at a purchase price of $367,000, approximately (the "SOLECTRON COMPONENT INVENTORY"), (iv) except for the AT&T Broadband Sales Contract dated December 1, 1999, as amended (which agreement is listed on Schedule 1.1(e) and is an Assigned Contract hereunder), and subject to the provisions of Section 2.21 below, any and all customer sales agreements and distribution agreements, including but not limited to that the certain distribution agreement with Antec S.A., providing for the exclusive distribution of the products of the Actives Business in South America by Antec S.A.; (v) the License In Agreement (as hereinafter defined) with Lucent Technologies GRL Corporation dated February 1, 2000, (vi) the License In Agreement with DiTech Communications Corp. dated August 13, 1999; (vii) the Contract Manufacturer & OEM Agreements (as hereinafter defined in Section 2.14) that Purchaser determines, in its sole discretion, are not to be assigned and transferred by Seller to Purchaser at Closing but instead are to be terminated (as defined in Section 2.14, "EARLY CONTRACT TERMINATION") in accordance with the provisions of
Section 2.14; (viii) any and all purchase orders issued after the date hereof to any vendor or supplier under any Excluded Contract with any vendor or supplier; and (ix) any sales or customer orders issued under any Excluded Distribution & Sales Agreement (as defined below) (collectively, all of the foregoing contracts and agreements, the "EXCLUDED CONTRACTS").

         1.4      PURCHASE PRICE; TOTAL CONSIDERATION.

                  (a) In connection with the purchase and sale of the Transferred Assets, Purchaser shall pay to Seller, subject to adjustment in accordance with the provisions of Section 1.12 below, an aggregate sum of $37,500,000 (the "TOTAL CONSIDERATION").

                  (b) The Total Consideration shall be paid by Purchaser to Seller (i) on the Closing Date and (ii) subject to the provisions of Section
1.12 below, on the Additional Payment Date (as defined below), as follows:

                           (i) On the Closing Date, Purchaser shall pay to Seller, in immediately available funds, an amount equal to $32,500,000 (the "CLOSING PAYMENT"); and

                           (ii) Subject to the provisions of Section 1.12 below, on that date (the "ADDITIONAL PAYMENT DATE") which is ten (10) days after the Adjustment Date (as hereinafter defined in Section 1.12(a) below), Purchaser shall pay to Seller, in immediately available funds, an amount equal to $5,000,000 (the "ADDITIONAL PAYMENT"), together with interest thereon from the Closing Date until paid at an annual rate of interest equal LIBOR plus 50 basis points.

         1.5      ASSUMPTION OF CERTAIN LIABILITIES.

                  (a) Purchaser agrees to assume on the Closing Date, and to pay or perform in accordance with their terms, the following fixed and determinable obligations and liabilities of Seller relating to Seller's Actives Business or the Transferred Assets (collectively the "ASSUMED LIABILITIES"):

                           (i) Seller's obligations arising from and after the Closing Date to pay when due amounts owing and perform obligations under the Assigned Contracts; provided that, Purchaser will not assume any obligation or liability resulting from or arising out of any default, breach or non-performance by Seller prior to the Closing Date under or with respect to any of the Assigned Contracts;

                           (ii) the accrued but unpaid expenses arising from the conduct of Seller's Active Business and relating solely to the Transferred Assets (the "ACCRUALS"), if any, but only to the extent such Accruals are included in the calculation of the Post-Closing Purchase Price Adjustment; and

                           (iii)    Seller's obligations to perform
         repair-or-replace service warranty work on products sold by Seller to the customers of Seller's Actives Business prior to the Closing Date (the "PRE-CLOSING WARRANTY OBLIGATIONS"), subject however to the following:

                                    (A) from and after the Closing Date,
                  Purchaser shall assume and perform the Pre-Closing Warranty Obligations of Seller;

                                    (B) from and after the Closing Date,
                  Purchaser shall be solely liable for, incur and pay such Pre-Closing Warranty Obligations up to an amount equal to $2,000,000 (said amount to include only the direct labor, material and conversion costs incurred to satisfy or fulfill such Pre-Closing Warranty Obligations, and to exclude any indirect costs, overheads, or corporate charges or allocations) (the "DIRECT WARRANTY COSTS");

                                    (C) if and to the extent that the Direct
                  Warranty Costs incurred by Purchaser to satisfy or fulfill the Pre-Closing Warranty Obligations exceed $2,000,000, in the aggregate and at any future date, then in such event, Seller shall be liable for and shall reimburse to Purchaser one-half (50%) of the amount of such Direct Warranty Costs in excess of $2,000,000 (as more fully hereinafter defined in Section 2.13(b), the "EXCESS DIRECT WARRANTY COSTS"), subject to and in accordance with the provisions of Section 2.13 below.

                  (b) Nothing contained in this Section 1.5 or in any instrument of assumption executed by Purchaser at the Closing shall be deemed to release or relieve Seller from its representations, warranties, covenants and agreements contained in this Agreement or in any certificate, schedule, instrument or document executed pursuant hereto or in connection herewith, including, without limitation, the obligations of Seller to indemnify Purchaser in accordance with the provisions of Section 8 below.

         1.6 OBLIGATIONS NOT ASSUMED. Except for the Assumed Liabilities, Purchaser shall not assume any obligation or liability of Seller of any kind, and Seller shall pay, satisfy and perform all of its obligations (other than the Assumed Liabilities), whether fixed, contingent, known or unknown and whether existing as of the Closing or arising thereafter, which may affect in any way the Transferred Assets or the operation of the Actives Business. Without limiting the generality of the foregoing, under no circumstances shall Purchaser be deemed to assume any liability or obligation of Seller arising out of or relating to: (a) any actual or alleged tortious conduct of Seller or any of its employees or agents; (b) any product liability claim, or any claim arising out of Seller's infringement or alleged infringement of any third party's Intellectual Property; (c) any claim predicated on strict liability or any similar legal theory; (d) the violation of any law, ordinance or regulation prior to the Closing; (e) any business or business activities of Seller which are not part of Seller's Actives Business; (f) any liability of Seller for any taxes of any kind or character; (g) any liability, expense or accrued expense for salaries, wages, bonus, vacation pay or other item of employee compensation or employee benefits with respect to any employee of Seller, including, but not limited to, any such liability, expense or accrued expenses of Seller existing or accrued as of the Closing with respect to the Transferred Employees to be employed by Purchaser pursuant to Section 2.9 below, or (h) any liability of Seller under or arising by reason of this Agreement. Notwithstanding any other provision of this Agreement, the obligations of Seller pursuant to this paragraph shall survive the Closing and the transactions contemplated by this Agreement.

         1.7 SALES TAXES. Seller, on the one hand, and Purchaser, on the other hand, each shall pay fifty percent (50%) of any and all sales, use, excise, transfer, value added and similar taxes imposed by any governmental authority in any jurisdiction in connection with the transactions contemplated herein. The parties agree to cooperate with one another to make application for and secure any exemptions from, or credits in respect of, any such sales, use, excise, transfer, goods and services tax or value-added tax, and to execute such documents, forms and applications as may be required to secure such exemptions or credits.

         1.8 PREPAIDS; ACCRUALS. The following accrued but unpaid expenses or prepaid items relating to Seller's Actives Business and the Transferred Assets existing or accrued as of the Closing Date shall be included in the calculation of the Post-Closing Purchase Price Adjustment: (a) ad valorem and similar taxes with respect to the Transferred Assets; (b) rents, royalties and other payments, if any, due under the Assigned Contracts; (c) deposits with respect to the Transferred Assets; (d) license fees relating to any of the Transferred Assets; and (e) governmental assessments and charges for services to or with respect to any of the Transferred Assets.

         1.9      ALLOCATION OF PURCHASE PRICE. The parties agree that the
Total Consideration is being paid for, and shall be allocated among, the Transferred Assets and noncompetition covenants as set forth on Exhibit A attached hereto, or in accordance with such other allocation as the parties shall mutually agree not later than one hundred twenty (120) days after the Closing Date; and, such allocation shall be made in conformity with Section 1060(b) of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE") the regulations promulgated thereunder (and neither party shall unreasonably withhold its consent from or its agreement to an allocation made in conformity with such statutes, regulations or rules). Purchaser and Seller agree to cooperate in filing all information required by Section 1060(b) of the Internal Revenue Code and the regulations thereunder, and to take no position on any income tax return, report or filing inconsistent with such allocation; provided that nothing herein shall be construed as a warranty by one party to the other than such allocation will be accepted or agreed by any taxing authority.

         1.10 CLOSING. Unless otherwise agreed by the parties in writing, the consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, Suite 2400, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, at 10:00 a.m. local time, on the later of: (a) November 21, 2002; or (b) the second business day after the date on which all conditions to closing contained in Sections 6 and 7 have been satisfied (the "CLOSING DATE"); provided, however, that if the conditions to closing contained in Sections 6 and 7 have not been satisfied or waived by December 31, 2002 (the "TERMINATION DATE"), the obligations of the parties to consummate the transactions contained herein shall terminate. Provided, however, that such termination shall not discharge or otherwise affect any liability of either party for failure to comply with or perform its obligations to satisfy any such conditions.

         1.11     TRANSACTIONS AND DOCUMENTS AT CLOSING.

                  (a)      At the Closing:

                           (i) Seller shall convey to Purchaser all of Seller's right, title and interest in and to the Transferred Assets, free and clear of any and all liens, claims, charges and encumbrances, and in furtherance thereof shall deliver to Purchaser one or more General Bills of Sale and Assignment in substantially the form attached hereto as Exhibit B, together with such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as Purchaser and its legal counsel shall reasonably request, including but not limited to any forms or assignments required to transfer to Purchaser the IP Patents and IP Trademarks, and all registrations thereof; and

                           (ii) upon such delivery by Seller: Purchaser shall (A) pay the Closing Payment, in accordance with and subject to the provisions of Section 1.4(b)(i) above; and Purchaser shall assume the Assumed Liabilities by delivering to Seller one or more Assumption Agreements in substantially the form attached hereto as Exhibit C.

                  (b) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

                  (c) Each party shall, at the request of any other party from time to time and at any time, whether on or after the Closing Date, and without further consideration, execute and deliver such deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgements, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Transferred Assets or the Assumed Liabilities, or otherwise to satisfy and perform the obligations of the parties hereunder.

         1.12     POST-CLOSING PURCHASE PRICE ADJUSTMENT.

                  (a) Within sixty (60) days after Closing, Purchaser shall deliver to Seller (the date of such delivery being the "ADJUSTMENT DATE") a statement (the "STATEMENT") showing its calculation of the post-closing purchase price adjustment ("POST-CLOSING PURCHASE PRICE ADJUSTMENT" or "ADJUSTMENT"), as follows:

                           (i) FIXED ASSETS. The Statement shall itemize the Fixed Assets delivered by Seller to Purchaser on the Closing Date (taking into account, the items of Fixed Assets included or excluded under the provisions of Section 2.18 below), in the same categories or groupings of assets as shown for Fixed Assets on the July 31 Balance Sheet, showing for each such category or grouping of items of Fixed Assets, in the aggregate for all such items in such category, the original cost for such items, the accumulated depreciation for such items, and the resulting net book value for all such items, all determined in accordance with generally accepted accounting principles (the total net book value of all categories of all such Fixed Assets delivered by Seller to Purchaser on the Closing Date, the "TOTAL NET BOOK VALUE OF FIXED ASSETS DELIVERED").

                                    (A) If the Total Net Book Value of the Fixed
                  Assets Delivered exceeds $3,760,021 (the "TARGET NET BOOK VALUE OF FIXED ASSETS", subject to and as the same may be adjusted in accordance with the provisions of Section 2.18 below), then a positive purchase price adjustment (in favor of Seller) shall be made in an amount equal to such excess; or, alternatively (subject to application of the Fixed Asset Threshold Amount, as set forth below),

                                    (B) If the Total Net Book Value of the Fixed
                  Assets Delivered is less than the Target Net Book Value of Fixed Assets (again, as may be adjusted in accordance with the provisions of Section 2.18), then a negative purchase price adjustment (in favor of Purchaser) shall be made in an amount equal to such shortfall (again, subject to application of the Fixed Asset Threshold Amount, as set forth below).

                                     (C) Provided, however, that if an item of
                  Fixed Assets listed in the Fixed Assets Register is not delivered at Closing or otherwise missing (or, in the case of an item of computer software, such item of software cannot be transferred to Purchaser), and (1) if such missing or non-transferable item has been fully depreciated on the Fixed Assets Register or otherwise on Seller's books, and (2) if Purchaser determines, in its reasonable discretion, that such missing or non-transferable item is critical to the conduct of the Actives Business, then in such case the Total Net Book Value of Fixed Assets Delivered shall be reduced by an amount equal to ten percent (10%) of the original cost of such missing item.

         Provided that, a Post-Closing Purchase Price Adjustment shall be made pursuant to the provisions of this Section 1.12(a)(i) respecting the Fixed Assets only if, and only to the extent that (i) in the case of an Adjustment in favor of Seller, the Total Net Book Value of Fixed Assets Delivered exceeds the Target Net Book Value of Fixed Assets plus $150,000 (such $150,000 amount, the "FIXED ASSET THRESHOLD AMOUNT"), or
         (ii) in the case of an Adjustment in favor of Purchaser, the Total Net Book Value of Fixed Assets Delivered is less than the Target Net Book Value of Fixed Assets minus the Fixed Asset Threshold Amount.

                           (ii) INVENTORIES. The Statement shall also itemize in reasonable detail the Inventories delivered by Seller to Purchaser on the Closing Date, showing for each item or category of items of Inventory (at the part number level), Seller's unit standard cost for such item(s) as of July 31, 2002, being the unit standard cost for such items of inventory as shown on the July 31, 2002 perpetual inventory (and not the net inventory after any reserves), said unit standard cost as of July 31 to also be provided on the Physical Count Inventory Listing (or schedule attached thereto) for each item of inventory listed therein (or, in the case of a new part number, if the unit standard cost as of July 31, 2002, of any item is not available, then such item of inventory shall be valued at its original cost); and, the Statement shall show the total standard cost in the aggregate for all such items of Inventory delivered by Seller to Purchaser on the Closing Date (the "TOTAL STANDARD COST OF INVENTORY DELIVERED").

                                    (A) If the Total Standard Cost of the
                  Inventory Delivered exceeds $32,363,000 (the "TARGET STANDARD COST OF INVENTORY", subject to and as the same may be amended in accordance with the provisions of Section 1.12(a)(ii)(C) below), then a positive purchase price adjustment (in favor of Seller) shall be made in an amount equal to such excess; or, alternatively,

                                    (B) If the Total Standard Cost of the
                  Inventory Delivered is less than the Target Standard Cost of Inventory, then a negative purchase price adjustment (in favor of Purchaser) shall be made in an amount equal to such shortfall.

                                    (C) Schedule 1.12(a)(ii)(C) attached hereto
                  sets forth, by part number for each item of such Inventory, a listing of items of Inventory scrapped since July 31, 2002. If and to the extent that (i) such items of inventory that have been scrapped have been specifically identified as reserved in such Schedule (and not merely charged to a general reserve), and (ii) the aggregate standard cost of all such items of scrapped inventory (determined on the basis of the unit standard cost shown in the July 31, 2002 perpetual inventory) does not exceed $260,000, then the Target Standard Cost of Inventory shall be reduced by the amount of such aggregate amount of scrapped inventory (such reduction in the Target Standard Cost of Inventory not to exceed, in any event, $260,000).

                           (iii) PREPAIDS; ACCRUALS. The Statement shall also itemize in reasonable detail the amount of the Prepaids transferred by Seller to Purchaser at Closing and the amount of the Accruals assumed by Purchaser from Seller at Closing.

                                    (A) If the amount of the Prepaids exceed the
                  amount of the Accruals, then a positive purchase price adjustment (in favor of Seller) shall be made in an amount equal to such excess; or, alternatively,

                                    (B) If the amount of the Prepaids is less
                  than the amount of the Accruals, then a negative purchase price adjustment (in favor of Purchaser) shall be made in the amount of such shortfall.

                           (iv) POST-CLOSING PURCHASE PRICE ADJUSTMENT. The Statement shall calculate the aggregate, net Post-Closing Purchase Price Adjustment, whether it be a net positive purchase price adjustment owing by Purchaser to Seller or, alternatively, a net negative purchase price adjustment owing by Seller to Purchaser, computed in accordance with the foregoing provisions of Section 1.12(a)(i), (ii) and (iii) and taking into account each of the positive and negative purchase price adjustments for Fixed Assets, Inventory, and Prepaids and Accruals.

                  (b) In rendering the Statement showing the Post-Closing Purchase Price Adjustment, Purchaser and its accountants shall consult with Seller and its accountants as may be necessary to determine such Adjustment in accordance with the terms hereof, and as may be required Seller shall grant to Purchaser and its accountants access to and copies of such of Seller's books and records necessary to determine the Adjustment and prepare the Statement.

                  (c) Any dispute which may arise between Purchaser and Seller as to the Statement or any part thereof, and the calculation of the Post-Closing Purchase Price Adjustment, shall be resolved in the following manner:

                           (i) If Seller disputes the Statement or the Post-Closing Purchase Price Adjustment, Seller shall notify the Purchaser in writing within ten (10) days after the Adjustment Date, and shall specify in detail the basis and reason for such dispute and the amount which is in dispute (the "DISPUTED AMOUNT");

                           (ii) during the twenty (20) day period following the date of such notice, Purchaser and Seller shall attempt to resolve such dispute; and

                           (iii) if at the end of the twenty (20) day period specified in clause (ii) above, the parties shall have failed to reach agreement with respect to such dispute, the matter shall be referred to the Atlanta office of PriceWaterhouse Coopers, or such other firm of independent certified public accountants as the parties mutually agree, who shall act as an arbitrator. The arbitrator shall be instructed to use every reasonable effort to perform such services within thirty (30) days of the submission to it of the Statement and related dispute and, in any case, as soon as practicable after such submission. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration, and the fees of the arbitrator shall be shared equally by the Purchaser, on the one hand, and Seller, on the other hand. The provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

                  (d) Subject to the provisions of Section 1.12(e) below, within ten (10) days after the Adjustment Date, the amount of the Post-Closing Purchase Price Adjustment shall be paid by Purchaser to Seller, or as the case may be, by Seller to Purchaser, in either case in immediately available funds. Any payment made under this Section 1.12(d) shall bear interest from the Closing Date until paid at an annual rate of interest equal to the one month London Interbank Offering Rate as published in the Wall Street Journal on the Closing Date ("LIBOR"), plus fifty (50) basis points.

                  (e)      Provided, however, that:

                           (i) At the election of Seller, any Adjustment payable by Seller to Purchaser under Section 1.12(d) above may be set-off against and reduce the amount otherwise due to Seller from Purchaser on the Additional Payment Date; if, however, such Adjustment payable by Seller to Purchaser exceeds the amount of such Additional Payment, such excess amount shall be paid by Seller to Purchaser in immediately available funds in accordance with the provisions of
         Section 1.12(d) above (and the balance applied against, so as to reduce to zero, the Additional Payment);

                           (ii) In the event of a dispute made in accordance with the provisions of Section 1.12(c) above, (A) notwithstanding such dispute, the parties shall make any adjusting payment required under
         Section 1.12(d) above to the extent that the amount of the Adjustment set forth in the Statement exceeds the Disputed Amount, at the time and in the manner set forth above, (B) the balance (being the Disputed Amount or such different amount compromised by the parties or determined by arbitration (whether more or less than the Disputed Amount) (the "SETTLEMENT AMOUNT"), together with interest thereon from the Closing Date until paid at an annual rate of interest equal to LIBOR, plus fifty (50) basis points, shall be paid within five (5) days of such compromise or determination, (C) if such compromise or determination is made prior to the payment of the Additional Payment, the Settlement Amount, if owing by Seller to Purchaser, may be set-off by Seller against the Additional Payment, subject to the limitations of
         Section 1.12(e)(i) above and to the extent that any amount of Additional Payment remains payable and outstanding, and (D) pending such dispute and until the Settlement Amount is determined, Purchaser shall have the right to withhold from the Additional Payment an amount equal to the Disputed Amount; and

                           (iii) Purchaser shall have the right to set-off against and reduce the Additional Payment payable by Purchaser to Seller, by the amount of any Adjustment Amount or Settlement Amount payable by Sellers to Purchaser, if and to the extent such Adjustment Amount or Settlement Amount is not paid in full when due.

2.       ADDITIONAL AGREEMENTS.

         2.1 PURCHASER'S ACCESS AND INSPECTION. Seller shall provide Purchaser and its authorized representatives reasonable access during normal business hours from and after the date hereof until the Closing to the Transferred Assets and the books and records of Seller relating to Seller's Actives Business for the purpose of making such investigation as Purchaser may require, and Seller shall furnish Purchaser such information concerning Seller's Actives Business or the Transferred Assets as Purchaser may request. Seller shall assist Purchaser in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to and to cooperate with Purchaser for such purposes. No investigation made heretofore or hereafter by Purchaser shall limit or affect the representations, warranties, covenants and indemnities of Seller hereunder, each of which shall survive any such investigation. Purchaser acknowledges that access by Purchaser to the books, records and information of the Excluded Business and to proprietary information of third parties may be restricted.

         2.2 CONFIDENTIALITY. If the transactions contemplated herein are not consummated, Purchaser shall return to Seller all documents and other written information furnished by Seller to Purchaser, and Purchaser shall be and remain bound by the provisions of that certain Confidentiality Agreement dated May 15, 2002, by and between S-A and Seller.

         2.3 COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their best efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. Without the prior written consent of the other parties, no party hereto may take any intentional action that would cause the conditions precedent to the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by such party herein not to be true, correct and complete as of the Closing.

         2.4      EXPENSES.

                  (a) All expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for Purchaser, shall be paid by Purchaser. All expenses incurred by Seller in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for Seller shall be paid by Seller.

                  (b) The parties understand and agree that (i) Seller shall, with the assistance of Purchaser, pack, palletize, wrap the Inventories, and load the Inventories and the Fixed Assets and other tangible Transferred Assets on Purchaser's trucks at Seller's facilities, and (ii) Purchaser shall be responsible for the shipment, carriage and delivery of such Transferred Assets from Seller's facilities to Purchaser's facilities and the expense and costs thereof, including insurance costs.

         2.5 BROKERS. Each party hereto represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each party shall indemnify the other parties and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         2.6      COVENANT AGAINST COMPETITION.

                  (a) In order to induce Purchaser to enter into this Agreement and purchase the Transferred Assets as provided herein, Seller agrees that, for a period of two (2) years beginning on the Closing Date and ending on the second anniversary date thereof, it will not, without the prior written consent of Purchaser, for its own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

                           (i) engage in, consult with, or own, control, manage or otherwise participate in the ownership, control or management of a business engaged in the manufacture, assembly, purchase for resale, sale, or distribution of any headend-to-home access loop analog HFC products, including: (A) analog optical transmitters including 1310 nm transmitters, 1550 nm transmitters and 1550 nm QAM transmitters; (B) analog DWDM/CWDM products; (C) optical amplifiers; (E) fiber optic nodes; (F) baseband digital reverse transmitters; (G) RF signal managers and RF integrators; (H) other similar headend-to-node access loop analog HFC products; and (I) element management software, including status monitoring and control systems exclusively for such products (collectively, the "HEADEND-TO-HOME ACCESS LOOP ANALOG HFC PRODUCTS"); or

                           (ii) solicit, call upon, or attempt to solicit the patronage of any individual, partnership, corporation or other legal entity, for the purpose of obtaining the patronage of any such individual, partnership, corporation or other legal entity for the purchase of any Headend-to-Home Access Loop Analog HFC Products, except on behalf of Purchaser; or

                           (iii) solicit or induce, or in any manner attempt to solicit or induce, any Transferred Employee to leave his or her employment with Purchaser, whether or not such employment is pursuant to a written contract with Purchaser or otherwise.

                  (b) The parties acknowledge that Purchaser and Seller are active competitors throughout their respective businesses outside of the Actives Business. The covenants set forth in Section 2.6(a) are to be construed so as to not affect the current or future operations of such other businesses. The covenants set forth in Section 2.6(a) shall not be construed so as to restrict, and shall not restrict, in any way, the operations, business, sales and marketing efforts or other commercial activities of (i) any distribution or resale business which Seller engages in, (ii) any of the Excluded Businesses or their respective products, product lines or any improvements, enhancements or extensions thereof, (iii) any purchaser of Seller or of Seller's assets or businesses (in whole or in part), or (iv) any business acquired by Seller or its parent company (whether through acquisition, merger or otherwise) provided that such acquisition by Seller (or its parent company) occurs after the date that is eighteen (18) months after the Closing Date. In addition, the covenants set forth in Section 2.6(a) shall not restrict the ability of Seller to provide joint bids with other manufacturers or distributors or to provide bids using the products of competitors of Purchaser (and sell products pursuant to such bids or joint bids) when Seller believes in good faith that the likelihood of its achieving sales will be enhanced by using such products of others in such bids.

         2.7 PUBLIC ANNOUNCEMENTS. The parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and, except as required by law or applicable securities law regulation, any party planning to make such a press release or public statement shall submit copies of the proposed press release or public statement to the other party for review at least three (3) business days prior to the dissemination thereof and shall include all reasonable revisions requested by the reviewing party. Notwithstanding the foregoing, this Section 2.7 shall not preclude any party from issuing such press releases, making such other public statements or making such filings with or applications to governmental authorities or courts as such party in good faith believes to be required under applicable law or applicable securities law regulations.

         2.8 WAIVER OF BULK SALES LAW COMPLIANCE. Compliance with the bulk sales laws in any jurisdiction where Seller conducts its business applicable to the purchase and sale of the Transferred Assets (if any) is hereby waived by Purchaser, and Seller hereby agrees to defend, indemnify and hold harmless Purchaser and its affiliates from and against any claims by any person arising out of or due to the failure to comply with such bulk sales laws, including, without limitation, any claims by any person against all or any part of the Transferred Assets. The obligations of Seller under this paragraph shall not be subject to any limitations set forth in Section 9.1(a) or Section 10.1 of this Agreement, which shall not apply to the obligations of Seller under this paragraph.

         2.9      EMPLOYEES.

                  (a) From and after the date hereof, Seller shall provide Purchaser and its authorized representatives reasonable access during normal business hours to the employees of the Actives Division, to permit Purchaser to interview such employees, to determine whether Purchaser wishes to offer employment to such employees, and to explain to such employees the terms and conditions of employment, benefits and other matters relating to employment with Purchaser. Prior to the Closing Date, Purchaser shall provide to Seller the names of the employees of Seller's Actives Division to whom Purchaser intends to offer employment with Purchaser effective the Closing Date (the "SELECTED EMPLOYEES"); provided that, Purchaser shall not make offers of employment to any of the employees listed on Schedule 2.9 attached hereto. Seller agrees to cooperate with Purchaser and provide reasonable assistance to Purchaser in extending offers of employment to the Selected Employees, in the manner described in Section 2.9(b) below. In no event shall Seller solicit or induce, or in any manner attempt to solicit or induce, any Selected Employee (i) to be employed by Seller or by Seller's Excluded Businesses, or (ii) otherwise to not accept Purchaser's offer of employment. Seller agrees that any Selected Employee who refuses an offer of employment by Purchaser shall not be entitled to receive any severance pay or benefits from Seller under any severance plan, policy or arrangement of Seller.

                  (b) The number of Selected Employees will be not less than forty (40). Purchaser shall invite the Selected Employees to apply for consideration for employment with Purchaser upon terms and conditions of employment initially set by Purchaser; in connection therewith, letters will be distributed to the Selected Employees inviting them to apply for consideration for employment with Purchaser, and said letters will generally describe wages, benefits and other terms and conditions being offered by Purchaser. All such offers of employment will be on such terms and conditions as Purchaser, in its sole discretion, may determine and extend to the Selected Employees (or any of them); provided that, each such offer (i) will be at a comparable base salary as such employee has with Seller (as heretofore disclosed by Seller to Purchaser in writing), and (ii) will generally include such benefits as are provided by Purchaser to its employees similarly situated. Purchaser and Seller shall cooperate with one another, and use reasonable efforts to cause or induce each of the Selected Employees listed in Schedule 6.7, or substitutions therefor agreed by Purchaser (the "KEY EMPLOYEES") to accept Purchaser's offer of employment. Any Selected Employee to whom Purchaser offers employment and who elects to become an employee of Purchaser, is hereinafter referred to as a "TRANSFERRED EMPLOYEE". In the event that Purchaser terminates the employment of any Transferred Employee for reasons other than "cause" during the period of time that severance would have been paid by Seller to such employee in accordance with Seller's severance plan, had such employee's employment been terminated by Seller as of the Closing Date in circumstances that such employee would be entitled to severance under Seller's severance plan (the "Severance Period"), Purchaser agrees that it will provide severance pay to such terminated Transferred Employee through the end of the Severance Period. The Transferred Employees who accept Purchaser's offer of employment at the terms and conditions initially set by Purchaser shall become employees of Purchaser immediately following the Closing. Nothing in this Agreement shall be construed as giving any person any right to any terms and conditions of employment, including but not limited to any type of compensation or benefits, with Purchaser. Nothing in this Agreement is intended to, nor does it, confer any rights or privileges upon any person not a party to this Agreement.

                  (c) Seller shall be responsible for all liabilities and costs arising from or relating to any claims by or on behalf of persons who at or prior to the Closing are or were employees of Seller, including but not limited to employees of the Actives Business and including all Transferred Employees, in respect of salary, wages, back pay, severance pay, accrued vacation, accrued sick leave, personal days, shut down benefits, and any other similar obligations ("TERMINATION COSTS") relating to such employees' employment with Seller and/or the termination of such employees' employment with Seller, or any break in service or any other event entitling someone to payments for such benefits which occurs on or prior to the Closing. Without limiting the generality of the foregoing, Seller shall be liable for compliance under governing state, federal and local laws and regulations relating to employment, including but not limited to the Worker Adjustment and Retraining Notification Act ("WARN ACT"), for the termination of the employment of any employees prior to or at Closing.

                  (d) Purchaser shall only be responsible for all Termination Costs relating to the termination of any Transferred Employee's employment with Purchaser which occurs after the Closing.

         2.10     EMPLOYEE BENEFIT PLANS AND OTHER LIABILITIES.

                  (a) Purchaser will permit the Transferred Employees hired by Purchaser to participate, on the same basis that Purchaser's employees similarly situated participate, in any employee benefit plans and programs, as that term is defined by Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are maintained or may be established by Purchaser and made available to the employees of Purchaser, excluding therefrom any defined benefit or pension plan. Purchaser shall not be required to recognize prior service or benefit service with Seller for any purpose, plan or welfare benefit.

                  (b) No assets or liabilities with respect to Transferred Employees shall be transferred, as a result of this Agreement, from any pension plans maintained, sponsored, contributed to, or required to be contributed to by Seller applicable to its employees in the Actives Business to any plan maintained or established by Purchaser, and Seller shall retain all obligations to fund or otherwise provide benefits accrued by Transferred Employees under such pension plans before the Closing.

                  (c) Except as otherwise provided in this Agreement, Seller shall retain, and Purchaser shall not assume, any liabilities and obligations of Seller relating to employees or employee benefits. Without limiting the foregoing, Seller shall retain, and Purchaser shall not assume, obligations and liabilities with respect to (i) any pension plans, welfare plans and other employee benefit plans or arrangements maintained, sponsored, contributed to, or required to be contributed to by Seller relating to Transferred Employees, or any other present, former or retired employees of Seller, including, without limitation, liabilities and obligations for retiree benefits and (ii) any other employee-related liabilities arising at or before, or by reason of, the Closing, or otherwise in respect of any period at or before the Closing, including without limitation the obligation to provide "continuation coverage" (as defined in Section 4980B(f) of the Internal Revenue Code, as amended) to any such person and Seller shall offer and provide such continuation coverage.

                  (d) Purchaser shall offer the Transferred Employees who were participants on the Closing Date in Seller's group health plan the option to obtain coverage under a group health plan, which plan will give such employees credit for their service with Seller towards any waiting period, or exclusion or limitation for preexisting conditions with respect to the benefits provided thereunder to the Transferred Employees, as the case may be. All other terms and conditions of any such plan, including without limitation, eligibility and service requirements, shall be in Purchaser's sole discretion.

         2.11     WELFARE PLANS.

                  (a) Effective immediately after the Closing, each Transferred Employee shall become a participant in such employee welfare benefit plans (as such term is defined in Section 3(1) of ERISA and other benefit arrangements, if any, as may be provided by Purchaser if such Transferred Employee participated on the day prior to the Closing Date in a parallel plan maintained by Seller.

                  (b) With respect to any disability benefits, Seller's welfare benefit plans shall be responsible for payment of any and all benefits (regardless of whether payment is required to be made after the Closing) for:
(i) any individual who is in receipt of such benefits as of the Closing, and
(ii) any individual who becomes disabled prior to the Closing and who remains disabled for the length of any qualifying disability period.

                  (c) Notwithstanding anything contained herein, Purchaser shall not be obligated to provide retiree medical welfare benefits to any Transferred Employee or other present, former, or retired employee of Seller. All retiree medical benefits provided at any time by Seller shall be the sole responsibility of Seller.

         2.12 WORKERS' COMPENSATION. Seller will retain liability for all workers' compensation claims filed by the Transferred Employees which are primarily attributable to accidents or events occurring prior to the Closing, whether claims therefor are filed before or after the Closing. Except to the extent retained by Seller as set forth in the foregoing sentence, Purchaser shall be liable for workers' compensation claims arising out of accidents or events occurring after the Closing with respect to Transferred Employees.

         2.13     PRE-CLOSING WARRANTY OBLIGATIONS.

                  (a)      In accordance with the provisions of Section 1.5(a)
(iii) hereof: (i) Purchaser shall be solely responsible for the Direct Warranty Costs incurred to satisfy or fulfill such Pre-Closing Warranty Obligations up to $2,000,000; and (ii) Purchaser, on the one hand, and Seller, on the other hand, each shall be responsible for one-half of the Direct Warranty Costs in excess of $2,000,000 (as defined in Section 1.5(a)(iii), the "EXCESS DIRECT WARRANTY COSTS").

                  (b) Purchaser shall invoice Seller for its one-half share of all Excess Direct Warranty Costs, on a monthly basis in arrears, if, and as and when, such Excess Direct Warranty Costs are incurred. Seller shall reimburse and pay to Purchaser the amount of any and all such invoices for Excess Direct Warranty Costs, within thirty (30) days of receipt of such invoice.

                  (c) Seller shall have the right from time to time, but not more often than quarterly, at Seller's expense on reasonable notice to Purchaser, to inspect and audit the books and records of Purchaser relating, solely, to the Direct Warranty Costs incurred by Purchaser to satisfy or fulfill the Pre-Closing Warranty Obligations, for the purpose of determining and confirming the amount of the Excess Direct Warranty Costs payable by Seller to Purchaser. In connection therewith, Purchaser shall cooperate with Seller and grant to Seller and its accountants access to such banks and records for such purpose.

         2.14     AGREEMENTS WITH CONTRACT MANUFACTURERS AND OEMS.

                  (a) Schedule 2.14 attached hereto sets forth a complete list of each contract or agreement of Seller pursuant to which a third party manufactures or assembles component parts or products for Seller's Actives Business, whether as a contract manufacturer or as an original equipment manufacturer ("OEM") (the "CONTRACT MANUFACTURER AND OEM AGREEMENTS"). Seller has heretofore delivered to Purchasers a true, correct and complete copy of each of the Contract Manufacturer and OEM Agreements. Except as set forth in Schedule
3.5 as a Required Consent, no consent, approval or action of, or any filing with or notice to, any other party or any person is required for Seller to assign to Purchaser its rights and obligations under any Contract Manufacturer and OEM Agreement.

                  (b) Purchaser shall have the right to determine, at its sole discretion and at any time at or prior to Closing, which Contract Manufacturer and OEM Agreements shall be assigned by Seller to Purchaser at Closing. All Contract Manufacturer and OEM Agreements so selected by Purchaser to be assigned by Seller to Purchaser shall be Assigned Contracts hereunder, and shall be added or deemed to be part of Schedule 1.1(e) for all purposes of this Agreement. All Contract Manufacturer and OEM Agreements not so selected by Purchaser to be assigned by Seller to Purchaser, shall be terminated by Seller and treated as an Early Contract Termination in accordance with the provisions of this Section 2.14 (and, accordingly, any and all costs incurred with such Early Contract Termination shall be shared in the manner set forth below).

                  (c) From and after the Closing Date, Seller shall cooperate fully with Purchaser in connection with, and shall use its reasonable best efforts to effectuate the assignment, transfer and transition of each Contract Manufacturer and OEM Agreement that Purchaser has selected to be assigned to Purchaser at Closing. It is understood and agreed that, notwithstanding such assignment, Purchaser shall have the right to determine, solely in its discretion, which of the Contract Manufacturing and OEM Agreements, so assigned by Seller to Purchaser, are to be terminated following Closing prior to the normal expiration of such agreements ("EARLY CONTRACT TERMINATIONS"). The parties shall cooperate with one another and use their reasonable best efforts to effect any such Early Contract Terminations over a phased, transitional period at the lowest possible costs.

                  (d) Any and all costs incurred in connection with all Early Contract Terminations (whether by reason that (i) such contract was not assigned at Closing or (ii) alternatively, such contract was terminated early by Purchaser after Closing), including but not limited to amounts paid in settlement to the third party contract manufacturer by reason of such early termination, shall be borne by Seller, on the one hand, and Purchaser, on the other hand, equally on a 50%/50% basis; except that Purchaser's share of any such costs incurred in connection with an Early Contract Termination of the JDS Uniphase Development Agreement shall not exceed $250,000.

                  (e) In the event that in connection with any Early Contract Termination, (i) any item of equipment, tooling or other fixed asset included in the Fixed Assets transferred by Seller to Purchaser at Closing or
(ii) any item of inventory included in the Inventory transferred by Seller to Purchaser at Closing, is not transferred by the third party contract manufacturer to Purchaser, then in any and each such event: (A) Seller shall either, at the election of Seller, (A) replace such item of Fixed Assets or Inventory (such replacement item to be reasonably satisfactory to Purchaser) or
(B) reimburse Purchaser the amount of the Adjustment respecting Fixed Assets that would result from such item being missing under the provisions of Section 1.12(a)(i) above; (B) such replacement or reimbursement shall be made as a separate purchase price adjustment, without regard to the procedures or the timing set forth in Section 1.12; and (C) such replacement or reimbursement shall not be considered or deemed to be a part of the costs to be shared by Seller and Purchaser pursuant to Section 2.14(d) above, but instead shall be paid solely by Seller.

         2.15     SETTLEMENT OF PATENT DISPUTE; CROSS LICENSE; PATENT LICENSES.
(a) At the Closing: (i) Purchaser and Seller shall enter into a Settlement and Cross-License Agreement, substantially in the form of Exhibit D attached hereto (the "SETTLEMENT AND CROSS-LICENSE AGREEMENT"), pursuant to which: (i) the parties will settle all disputes and release all claims relating to the alleged infringement by Seller of U.S. Patent Nos. 5,850,165 and 5,648,745; (ii) the parties will settle all disputes and release all claims relating to the alleged infringement by Purchaser of U.S. Patent No. 6,033,101; and (iii) the parties will cross-license one another as to the use of such patents, on a non-exclusive, royalty-free and perpetual basis.

                  (b) At the Closing, Purchaser and Seller shall enter into a Limited Patent License Agreement, substantially in the form of Exhibit E attached hereto (the "LIMITED PATENT LICENSE AGREEMENT"), pursuant to which Purchaser will grant to Seller a limited license to use the U.S. patents issuing or that may issue under two patent applications entitled, respectively, "Fiber Tray

Clutch Hinge" and "Module Fiber Optic Connector Cleaning Slide" (being patent applications transferred by Seller to Purchaser at Closing) with respect to the manufacture and sale of certain of Seller's products, on a non-exclusive, royalty-free and perpetual basis.

         2.16 DISTRIBUTION AGREEMENT. Purchaser and Seller agree to negotiate and, if mutually agreeable to Purchaser and Seller, execute and enter into a distribution agreement, on and subject to the terms and conditions generally contained in Purchaser's existing distribution agreement with Seller's Telewire business, and such other terms as may be negotiated and mutually agreed, on or after the Closing Date; provided that, notwithstanding this statement of intent, if for any reason the parties shall have not executed and entered into a mutually agreeable distribution agreement on or before January 1, 2003, then this Section 2.16 shall be of no further force or effect and the parties shall have no liability or obligation to one another hereunder.

         2.17 TRANSITION SERVICES AGREEMENT. At the Closing, Purchaser and Seller shall enter into a Transition Services Agreement, substantially in the form of Exhibit F attached hereto (the "TRANSITION SERVICES AGREEMENT"), pursuant to which Seller shall provide to Purchaser certain services from and after the Closing, including but not limited to: e-mail, telephone and mail forwarding; information technology support; continued use of certain of Seller's facilities; customer support; transition with respect to order entry and return; and data movement (such as inventory logs and data); in each case, for such period or periods of time as are established in the Transition Services Agreement. The Transition Services Agreement shall also provide (i) for the joint preparation, as between Purchaser and Seller, of notifications to customers, (ii) a limited license granting to Purchaser the right to use the ARRIS and ANTEC trademarks and names, for such period of time (A) as is required to fully consume inventories of parts, packaging and other items transferred to Purchaser that are marked with such trademarks and names and/or (B) reasonably required to replace tooling transferred to Purchaser that stamp or print such trademarks and names, and (iii) the period of time following the Closing in which Purchaser will be allowed to remove the Fixed Assets and Inventories from Seller's facilities, and other matters as more fully set forth in the Transition Services Agreement.

         2.18 AMENDMENT TO FIXED ASSETS REGISTER. (a) Schedule 2.18(a) attached hereto lists certain assets, equipment and software, otherwise also listed and contained on the Fixed Assets Register, that (A) Seller uses, in part, in the conduct of the Excluded Businesses and/or (B) in the case of software, Seller cannot transfer to Purchaser. In connection with the determination of the Post-Closing Purchase Price Adjustment for Fixed Assets, if Purchaser determines, in its reasonable discretion, that the assets, equipment and software listed on Schedule 2.18(a), or any part thereof, are not required for the conduct of the Actives Business, then in such event (but only in such event), (i) the assets, equipment and software, or part thereof, listed on
Schedule 2.18(a) and determined by Purchaser not to be required for the conduct of the Actives Business will be excluded and deleted from the Fixed Assets Register, (ii) such assets, equipment and software determined by Purchaser not to be required for the conduct of the Actives Business will not constitute a part of the Transferred Assets hereunder, and (iii) the Target Net Book Value of Fixed Assets (as defined in Section 1.12(a)(i) above) shall be reduced by the net book value of such assets, equipment and software excluded from the Fixed Assets Register (as such net book value of such assets, equipment and software is shown in the Fixed Assets Register), such that no Post-Closing Purchase Price Adjustment will be made in respect of or on account of the exclusion of such assets, equipment and software from the Transferred Assets (notwithstanding that such assets and equipment were listed in the Fixed Assets Register); provided, however, that the aggregate net book value of such assets, equipment and software so excluded (and the associated reduction in the Target Net Book Value of Assets) shall not exceed $360,000.

                  (b) Schedule 2.18(b) attached hereto lists certain assets and equipment, not otherwise listed or contained in the Fixed Assets Register, that Seller has placed in service since the date of the Fixed Assets Register and that Seller uses in the conduct of the Actives Business.

In connection with the determination of the Post-Closing Purchase Price Adjustment for Fixed Assets, if Purchaser determines, in its reasonable discretion, that the assets and equipment listed on Schedule 2.18(b), or any part thereof, are required for the conduct of the Actives Business, then in such event (but only in such event), (i) the assets and equipment, or part thereof, listed on Schedule 2.18(b) and determined by Purchaser to be required for the conduct of the Actives Business will be included in and added to the Fixed Assets Register, (ii) such assets and equipment determined by Purchaser to be required for the conduct of the Actives Business will constitute a part of the Transferred Assets hereunder, and (iii) the Total Net Book Value of the Fixed Assets Delivered (as defined in Section 1.12(a)(i) above) shall be increased by the net book value of such assets and equipment added to the Fixed Assets Register (but no adjustment shall be made to the Target Net Book Value of Fixed Assets by reason thereof), such that an Adjustment favorable to Seller will be made in respect of or on account of the addition of such assets and equipment to the Transferred Assets (notwithstanding that such assets and equipment were not originally listed in the Fixed Assets Register).

         2.19 EXCLUSION OF CERTAIN PURCHASE ORDERS. From and after the Closing Date, Purchaser and Seller shall cooperate with one another and, by not later than sixty (60) days after the Closing Date, conduct and conclude a review of all the Purchase Orders assigned to Purchaser at Closing, so as to determine whether there are any such Purchase Orders on the P.O. Register where the projected demand for products of the Actives Business in the twelve month period following the Closing Date will not, taking into account the Inventories for such component parts in existence and transferred to Purchaser on the Closing Date, fully consume all such inventories of such component parts (whether in existence as of Closing, or resulting from purchases under such Purchase Orders) in the manufacture of products during such twelve month period. In connection therewith, the parties will negotiate with one another in good faith so as to mutually determine the projected demand for the products of the Actives Business during such twelve month period, taking into account historical sales data and current sales trends as of the Closing Date. To the extent that any Purchase Orders are determined by the parties to require the purchase of component parts in excess of the quantity of component parts so required to meet the projected demand during such twelve month period, such excess portion of such Purchase Order shall be excluded from the Transferred Assets and assigned back from Purchaser to Seller and assumed by Seller.

         2.20 CONSIGNMENT OF SOLECTRON COMPONENT INVENTORY. Schedule 2.20 attached hereto provides a detailed listing of the Solectron Component Inventory, showing by part number line item the quantity and the return price thereof. Pursuant to and in accordance with the provisions of Section 1.2 and
Section 1.3 hereof, the Solectron Component Inventory (having an estimated, aggregate value of $367,000), and the purchase order or other agreements pursuant to which Seller agreed to reacquire such inventory from Solectron, are to be excluded from the Transferred Assets (and excluded from the Inventories to be transferred to Purchaser hereunder). However, Purchaser agrees to take possession of the Solectron Component Inventory on a consignment basis, as follows: (i) on the Closing Date or within sixty (60) days thereafter, Seller shall cause the Solectron Component Inventory to be delivered to a warehouse of Purchaser, as specified by Purchaser, where such inventory shall be segregated from Purchaser's inventories and held by Purchaser until December 31, 2004, on a consignment basis; (ii) from and after such delivery and until December 31, 2004, Purchaser shall use reasonable efforts to sell, or to assist Seller to sell, the Solectron Component Inventory to Solectron, its predecessor-in-interest or to other third parties, on such terms and at such prices as are agreed to or approved by Seller (such agreement or approval not be unreasonably withheld); (iii) within thirty (30) days after the end of each calendar quarter, commencing March 31, 2003 and thereafter each March 31, June 30, September 30 and December 31 through and including December 31, 2004, Purchaser shall remit and pay over to Seller, all proceeds received by Purchaser during the calendar quarter then ending from or in respect of sales of the Solectron Component Inventory; and (iv) all items of the Solectron Component Inventory that remain unsold as of the close of business on December 31, 2004, shall be scrapped by Purchaser.

         2.21 FULFILLMENT OF CERTAIN DISTRIBUTION AND CUSTOMER SALES AGREEMENTS. Schedule 2.21 attached hereto sets forth a listing of distribution agreements and/or customer sales agreements relating to the Actives Business that, pursuant to the provisions of Section 1.3 hereof, are to be Excluded Contracts and are not to be assigned to or assumed by Purchaser at Closing (such agreements listed on Schedule 2.21, the "EXCLUDED DISTRIBUTION & SALES AGREEMENTS"). Schedule 2.21 shows, for each such Excluded Distribution & Sales Agreement, the period of time following Closing for which Seller must continue to supply and sell product under such agreement to the third-party thereto (having given to such third-party notice of termination thereunder, or otherwise having exercised any and all rights to terminate such agreement prior to its normal expiration) (such period of time, the "NOTICE PERIOD"). Purchaser agrees that, from and after Closing and, with respect to each Excluded Distribution & Sales Agreement, during and throughout the Notice Period applicable to such Excluded Distribution & Sales Agreement, Purchaser will sell to Seller (on a purchase order basis, subject to Purchaser's standard terms and conditions) any and all product required to be purchased by Seller from Purchaser for the purpose of re-selling such product to the applicable third-party in order to fulfill Seller's minimum contractual requirements under such Excluded Distribution & Sales Agreement during such Notice Period.

         2.22 ADDITIONAL PURCHASE ORDERS. Schedule 2.22 attached hereto lists certain purchase orders issued by Seller to vendors or suppliers that relate to the Actives Business (but which are not included in the P.O. Register set forth in Schedule 1.1(f)). From and after the date hereof, Seller and Purchaser shall cooperate with one another, meet, and negotiate in good faith with one another so as to mutually agree and determine, by not later than sixty
(60) days after the Closing Date, which of the purchase orders listed on
Schedule 2.22 are to be assigned by Seller to Purchaser, and assumed by Purchaser, in consideration of the nature, type and quality of items or services to be acquired pursuant to such purchase orders and their relationship and utility to the Actives Business. All such purchase orders so determined to be assigned to and assumed by Purchaser (the "ADDITIONAL PURCHASE ORDERS") shall, upon such assignment and assumption, constitute Purchase Orders and Assigned Contracts for all purposes hereunder; and, Seller and Purchaser shall execute and deliver such additional documents of conveyance (substantially in the form of the General Bill of Sale and Assignment and the Assumption Agreement attached hereto as Exhibit B and Exhibit C, respectively), with respect to such Additional Purchase Orders as may be reasonably necessary to evidence such assignment and assumption of such Additional Purchase Orders.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         To induce Purchaser to enter into this Agreement, to conduct their due diligence and to purchase the Transferred Assets, ARRIS Intl and ARRIS Mexico, jointly and severally, represent and warrant to Purchaser as follows:

         3.1 SCHEDULES. All information set forth in this Agreement and the Schedules hereto is true, correct, complete and set forth in a manner that is not misleading as of the date of this Agreement. The information contained in the Schedules hereto shall be deemed to be part of and qualify only those representations and warranties contained in this Section 3 which make specific reference to the Schedules hereto. Unless otherwise indicated, all capitalized terms used in the Schedules hereto shall have the same meanings as in this Agreement. All documents and other writings furnished to Purchasers pursuant to this Agreement or the Schedules hereto are true, correct and complete as of the date furnished and any and all modifications or amendments of the same have been delivered to Purchaser. At all times prior to and including the Closing Date, Seller shall promptly provide Purchaser with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty or covenant made in this Agreement, the Schedules hereto or any other document or writing furnished to Purchaser pursuant to this Agreement. All such written notifications shall specifically identify any and all of the representations, warranties or covenants affected by the event, occurrence or information that necessitated the giving of such notice. No such notification or other disclosure shall be deemed to amend or supplement this Agreement or the Schedules hereto.

         3.2 ORGANIZATION AND COMPLIANCE. ARRIS Intl is a corporation validly existing and in good standing under the laws of the State of Delaware; and ARRIS Mexico is a company validly existing and in good standing under the laws of Mexico. Seller has all requisite corporate power and authority and is entitled to own or lease the Transferred Assets and to carry on Seller's Actives Business as and in all places where such business is now conducted and such properties are owned or leased. Each Seller has complied in all material respects with all laws, rules, regulations and ordinances with respect to the operation and conduct of Seller's Actives Business. ARRIS Intl is duly licensed, qualified or domesticated in all fifty (50) states, and is duly licensed or registered in each foreign country where it conducts the Actives Business.
Schedule 3.2 hereto lists (a) all locations where any Transferred Assets are located, or where the Actives Division has an office or place of business or maintains any Inventory, and (b) all names under which either Seller has operated the Actives Division during the past five years, if different from its present corporate name.

         3.3 ENFORCEABILITY OF AGREEMENT. Each of ARRIS Intl and ARRIS Mexico has the full corporate power and authority to enter into and execute this Agreement and to carry out the transactions contemplated hereby in accordance with its terms. Except for the Purchase Orders, there are no outstanding contracts, demands, commitments or other agreements or arrangements under which ARRIS Intl or ARRIS Mexico is or may become obligated to sell, transfer or assign any of the Transferred Assets. This Agreement has been duly and validly authorized and approved by all necessary corporate action, and all transactions required hereunder to be performed by each of ARRIS Intl and ARRIS Mexico have been duly and validly authorized and approved by all necessary corporate action. This Agreement has been duly and validly executed and delivered on behalf of each of ARRIS Intl and ARRIS Mexico by its duly authorized officers. This Agreement constitutes the valid and legally binding obligation, subject to general equity principles, of ARRIS Intl and of ARRIS Mexico, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         3.4      NO INCONSISTENT OBLIGATIONS. Except as disclosed in Schedule
3.4 hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default under: (a) the certificate of incorporation or bylaws of ARRIS Intl or any similar charter document of ARRIS Mexico; or (b) any (i) term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, (ii) writ, order, judgment, decree, law, rule, regulation, or ordinance, (iii) applicable ruling or order of any administrative or governmental body, or (iv) other commitment or restriction, to which ARRIS Intl or ARRIS Mexico is a party or by which ARRIS Intl, ARRIS Mexico or any of the Transferred Assets is subject or bound; nor will such actions result in (x) the creation of any claim, lien, charge or encumbrance on any of the Transferred Assets, (y) the acceleration or creation of any obligation of ARRIS Intl, or (z) the forfeiture of any material right or privilege of ARRIS Intl or of ARRIS Mexico relating to the Transferred Assets or the Actives Business. Neither ARRIS Intl nor ARRIS Mexico is in default under or in violation of (a) its certificate of incorporation or bylaws, or (b) any writ, order, judgment, decree, law, rule, regulation, or ordinance, or (c) any applicable ruling or order of any administrative or governmental body.

         3.5 CONSENTS. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement (including but not limited to the assignment to Purchaser of the Assigned Contracts) (a) do not require the consent, approval or action of, or any filing with or notice to, any public, governmental or judicial authority, (b) do not require the consent or approval of ARRIS Intl's or ARRIS Mexico's board of directors, and (c) except for the consents and approvals (i) required to assign to Purchaser the Assigned Contracts and the Sales Orders and (ii) the other consents and approvals specified in Schedule 3.5 hereto (collectively, the "REQUIRED CONSENTS"), do not require the consent, approval or action of, or any filing with or notice to, any third-party, person, firm or other entity.

         3.6 POSSESSION OF FRANCHISES, LICENSES, ETC. Seller possesses all material franchises, certificates, licenses, permits and other authorizations from public, governmental, regulatory or judicial authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of the Active Business and the properties and assets used in the conduct of the Active Business, and Seller is not in violation of any thereof.

         3.7 FINANCIAL STATEMENTS. Prior to the date hereof, Seller has delivered to Purchaser copies of the unaudited Balance Sheet of Seller's Actives Division as at July 31, 2002 (the "JULY 31 BALANCE SHEET") and the unaudited Statement of Income for the seven month period then ended (such statements, including the July 31 Balance Sheet, the "INTERIM FINANCIAL STATEMENTS"). Except as disclosed in Schedule 3.7 hereto, the Interim Financial Statements, and each of them, are true and correct, have been prepared from the books and records of Seller on a basis consistent with prior years, and present fairly the financial condition Seller's Actives Division, as the case may be, as at July 31, 2002 and the results of its operations for the seven-month period then ended.

         3.8 LIABILITIES. Seller has no debt, liability or obligation relating to the Transferred Assets, the Actives Division or the conduct of Seller's Actives Business, of a type required to be included in financial statements in accordance with the customary divisional accounting practices of Seller applied consistently, except (i) those reflected on the July 31 Balance Sheet as at July 31, 2002, (ii) liabilities incurred in the ordinary course of business since July 31, 2002, and (iii) as otherwise specifically disclosed in
Schedule 3.8 hereto.

         3.9 TITLE TO PROPERTIES; SUFFICIENCY OF ASSETS. The Transferred Assets are all assets, other than the Excluded Actives Assets, necessary to sell, license and use the items and perform the services presently being sold, licensed, used or performed by Seller in connection with Seller's Actives Business, or otherwise necessary to conduct Seller's Actives Business as currently being conducted by Seller and as conducted during the periods covered by the Interim Financial Statements. Seller has, and upon consummation of the transactions contemplated by this Agreement at the Closing, Purchaser will have, good and marketable title to all of the Transferred Assets, free and clear of any and all claims, liens, charges, restrictions and encumbrances of any kind or character, except (i) as disclosed in Schedule 3.9 hereto, and (ii) liens for property, ad valorem or governmental taxes which are not past due.

         3.10 INVENTORIES. The Inventories of Seller's Actives Division which constitute part of the Transferred Assets all are of a type and nature used or useable in the conduct of the Actives Business, and, except to the extent of the reserves shown on the July 31 Balance Sheet, (a) if finished goods, are merchantable and conform in all respects to customary trade standards for merchantable goods, and (b) if not finished goods, are of a quality suitable and useable for the production or completion of finished goods, for sale in the ordinary course of Seller's Actives Business. All products manufactured or purchased by Seller for sale to its customers through Seller's Actives Division, including all finished goods which are a part of the Inventory, meet the standards of all applicable laws, rules, regulations and ordinances pertaining to the legality of the manufacture and sale of such products (i) in the United States, and (ii) to the knowledge of Seller, in each foreign country where the products of Seller's Actives Business are manufactured or sold. None of the goods sold or otherwise distributed by Seller or its predecessors through Seller's Actives Division prior to the Closing Date shall be, nor has Seller or its predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise. The cost of each item of Inventory set forth in the Physical Count Inventory Listing or otherwise in the books and records of Seller, reflects the standard cost thereof as of

July 31, 2002, and has been determined in accordance with Seller's customary cost accounting practices applied consistently. Notwithstanding the foregoing, this representation shall not be deemed to have been breached except to the extent that the aggregate amount of the dollar loss arising from all breaches hereof exceeds (i) the amount of the inventory reserves reflected on the July 31 Balance Sheet plus (ii) $1,000,000.

         3.11     RETURNS AND CONSIGNMENTS; WARRANTY OBLIGATIONS.

                  (a) Except as set forth in Schedule 3.11(a) hereto, no customer of Seller's Actives Division has any right to return any goods for credit or refund pursuant to any agreement or binding practice that Seller will take back goods which are unsold. Without limiting the generality of the foregoing, Seller's Actives Division does not presently have any goods in the possession of its customers on consignment or on a similar basis.

                  (b) Except as provided by the terms and conditions of (i) Seller's standard warranty, as set forth in Schedule 3.11(b), and (ii) the additional or different warranties provided by Seller by contract to the customers listed on Schedule 3.11(c) (which Schedule identifies the customers and describes in reasonable detail such additional or differing warranties), Seller has not given any express warranty with respect to any goods or products sold or services performed through Seller's Actives Division prior to the Closing Date. Except for the facts and circumstances set forth in Schedule 3.11(d), to the knowledge of Seller, there is no fact or circumstance, or claim or claims made or threatened to be made, which may cause any catastrophic failure in any products or product lines of the Actives Business. For these purposes, "catastrophic failure" shall mean that, during the Indemnity Survival Period (as hereinafter defined), a product of the Actives Business experiences a defect of five percent (5%) or more, as a result of the same failure mode. Common defects are all defects with the same failure mechanism, mode and location for the product. Common defects exclude user serviceable parts.

         3.12     FIXED ASSETS.

                  (a) Except as set forth in Schedule 3.12 hereto, all of the machinery, equipment, tooling, furniture and fixtures, vehicles, computer equipment and other Fixed Assets which constitute part of the Transferred Assets or which are leased by Seller pursuant to an Assigned Contract, are in good condition and repair, taken as a whole and subject to normal wear and tear, suited for the use intended and operated in conformity with all applicable laws, rules, regulations and ordinances. The original cost of each item of Fixed Assets set forth in the Fixed Assets Register or otherwise in the books and records of Seller, is true and correct and has been determined in accordance with generally accepted accounting principles. All leases pursuant to which Seller is lessee of any Personal Property which constitute part of the Assigned Contracts, are valid and effective in accordance with their terms. There is not under any of such leases any default by Seller, or any event of default or event which with notice or lapse of time, or both, would constitute a default by Seller and in respect of which Seller has not taken adequate steps to prevent a default on its part from occurring. To the knowledge of Seller, all lessors of any machinery, equipment or other tangible personal property leased by Seller pursuant to an Assigned Contract have fully and completely performed and satisfied their respective duties and obligations under such leases, and Seller has no claims, actions or causes of action against any such lessor for failure to fully and completely perform and satisfy its duties and obligations thereunder.

         3.13     AUTHORITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS

                  (a) "INTELLECTUAL PROPERTY" shall mean: (i) patents, patent applications, invention disclosures, and inventions and improvements thereto (whether patentable or unpatentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, and registrations and applications for registration thereof; (iii) copyrights, mask works, and registrations and applications for registration thereof; and (iv) trade secrets and confidential technical and business information, including ideas, formulas, compositions, know-how, manufacturing processes and techniques, research and development information, technical and financial data, marketing and business plans, pricing and cost information, and proprietary rights in computer software, engineering design packages, documentation, drawings, specifications, designs, proposals, and customer and supplier lists.

                  (b) Schedule 3.13(b) lists each material license, contract, or other agreement pursuant to which Seller is granted rights in any Intellectual Property that is presently used in the Actives Business and that is owned by any other party (the "LICENSE IN AGREEMENTS").

                  (c) Schedule 3.13(c) lists each material license, contract, or other agreement pursuant to which Seller or any affiliate of Seller has granted rights or otherwise licensed to others any Intellectual Property that is presently used in the Actives Business (the "LICENSE OUT AGREEMENTS") (the License In Agreements and the License Out Agreements being sometimes hereinafter referred to, collectively, as the "IP LICENSE AGREEMENTS").

                  (d) Purchaser has heretofore been provided access to complete and correct copies of each of the IP License Agreements. All of the IP License Agreements are valid and effective in accordance with their terms; and, to the knowledge of Seller, no condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default under any IP License Agreement.

                  (e) Schedule 3.13(e) lists each U.S. patent and U.S. patent application that is presently used in the Actives Business and that is owned by or registered in the name of Seller or an affiliate of Seller (collectively, including any and all foreign counterparts of any such IP Patent, the "IP PATENTS").

                  (f) Schedule 3.13(f) lists each trademark and service mark application and registration that is presently used in the Actives Business and that is owned by Seller ("IP TRADEMARKS"). With respect to all trademark applications filed on an intent-to-use basis and pending as of the date hereof, Statements of Use for such applications have been timely filed, or shall be timely filed prior to the Closing Date.

                  (g) Except as set forth on Schedule 3.13(g), there are no claims or demands of any other person (other than the contractual rights of any licensee or licensor under any of the IP License Agreements) pertaining to infringement or alleged infringement of the Intellectual Property of any third party by reason of the conduct of the Actives Business or the manufacture, sale, importation or other use of the products of the Actives Business, and no proceedings have been instituted or are pending which challenge the rights of the Company in respect thereof.

                  (h) Seller has taken commercially reasonable steps to establish and preserve its ownership of all of its material copyright, trade secret, and other proprietary rights with respect to its products and technology. Seller regularly requires its consultants and its professional and technical employees to execute agreements pursuant to which ownership of inventions related to the Actives Business and developed by such employees is assigned to Seller.

                  (i) As of the date of this Agreement, neither Seller nor any affiliate of Seller is party to any legal proceeding filed in connection with any Intellectual Property pertaining to the Actives Business.

                  (j) Except as set forth in Schedule 3.5 as a Required Consent, the assignment by Seller to Purchaser of the IP License Agreements (or any one of them), does not require the consent, approval or action of, or any filing with or notice to, any person, firm or other entity.

                  (k) Except for the Excluded Contracts and the Excluded Actives Assets: Seller has, and upon consummation of the transactions contemplated by this Agreement at the Closing, Purchaser will have, the means, rights and information required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by Seller's Actives Division, including, without limitation, the means, rights and information required to manufacture, process, offer for sale, sell and use all such items and perform all such services without incurring any liability for (i) license fees or royalties, except for such license fees or royalties as are payable under the License In Agreements, or (ii) any claims of infringement of patents, trade secrets, copyrights, trademark, service mark, or other proprietary rights.

         3.14     ASSIGNED CONTRACTS.

                  (a) The Assigned Contracts include all existing contracts and commitments (a) which are necessary to conduct Seller's Actives Business in the same manner as currently conducted by Seller, (b) by which the Transferred Assets may be bound or affected, or (c) which relate to or affect the Transferred Assets. Except for the Assigned Contracts and the Excluded Contracts, there are no distribution agreements or other selling arrangements to which Seller is a party with respect to the Actives Business, or the marketing and sale of the products of the Actives Business. Seller has heretofore delivered to Purchaser a true, correct and complete copy of each of the written Assigned Contracts and a complete and accurate summary of each oral Assigned Contract. All of the Assigned Contracts have been entered into in the ordinary course of Seller's Actives Business, and are valid and effective in accordance with their terms. None of the Assigned Contracts constitutes a restraint of trade under any applicable law; and none of the Assigned Contracts contain any non-competition or similar restrictive covenant to which Seller or the Actives Business is bound. Seller has performed all obligations to be performed by it as of the date of this Agreement under all Assigned Contracts, and Seller is not in default or in arrears under any of the terms thereof. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or accelerate the maturity of, or otherwise modify, any Assigned Contract; and all Assigned Contracts are in full force and effect. To the knowledge of Seller, no default by any other party to any Assigned Contract is known or claimed by Seller to exist.

                  (b) To the knowledge of Seller, Seller's Actives Business possesses the requisite Intellectual Property, equipment and other resources necessary to perform fully each Assigned Contract, without incurring costs in excess of the compensation to be received by Seller for such performance; and, to the knowledge of Seller, the performance by Seller of any and all Assigned Contracts will not result in or create any "loss contingency" which is either "probable" or "reasonably possible" as all such terms are defined in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Boards ("FASB LOSS CONTINGENCY").

         3.15 CONTINGENCIES. Except as set forth in Schedule 3.15 hereto, there are no actions, suits, claims, demands or proceedings pending or threatened against, by or affecting Seller's Actives Division or the Transferred Assets in any court or before any arbitrator, private alternative dispute resolution system or governmental agency, nor do there exist any other FASB Loss Contingencies. Except as set forth in Schedule 3.15 hereto, Seller has not been charged with, nor is it under investigation with respect to any charge concerning, any violation of any provision of any applicable law, rule, regulation, or ordinance, or order, decree or governmental restriction with respect to Seller's Actives Business. There are no unsatisfied judgments against

Seller or any consent decrees, writs, restraining orders, or preliminary or permanent injunctions to which Seller's Actives Division or any of the Transferred Assets are subject.

         3.16 TAXES. Except as disclosed in Schedule 3.16 hereto, all taxes (including, without limitation, all income, property, sales, use, customs, franchise, value added, ad valorem, withholding, employees' income withholding, and social security taxes, and all other taxes imposed on Seller or its income, properties, sales, franchises, operations or employee benefit plans or trusts), and all deposits in connection therewith required by applicable law, imposed by any jurisdiction, or by any governmental unit or taxing authority, and all interest and penalties thereon (all of the foregoing hereafter collectively referred to as "TAXES"), which are due and payable by Seller for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Seller. From and after the date of this Agreement, Seller will duly file all returns and reports with respect to Taxes, and will pay all Taxes imposed on Seller, which directly or indirectly affect Purchaser's operation of Seller's Actives Business or the Transferred Assets after the Closing Date, or which might create a lien or encumbrance on the Transferred Assets, or which would adversely affect Purchaser's ability to carry on Seller's Actives Business after the Closing Date.

         3.17     EMPLOYMENT MATTERS.

                  (a) Except as set forth in Schedule 3.17(a) hereto, (i) Seller is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization with respect to the employees of Seller's Actives Business, (ii) no union or other collective bargaining unit has been certified or recognized by Seller as representing any employee of Seller's Actives Business nor, to the knowledge of Seller, is a union or other collective bargaining unit seeking recognition for such purpose, (iii) there are no controversies pending, or to the knowledge of Seller threatened, between Seller and any labor union or collective bargaining unit representing, or seeking to represent, any of the employees of Seller's Actives Business, and (iv) there has been no attempt by any union or other labor organization to organize any of the employees of Seller's Actives Business at any time in the past five years. Seller has complied in all material respects with all obligations under all labor laws and labor related laws applicable to persons employed in connection with Seller's Actives Business, including, without limitation, those laws, rules and regulations relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, immigration, labor and employment relations and employment discrimination. To the extent that a Transferred Employee is a party to any confidentiality agreement or nondisclosure agreement with Seller, Seller covenants and agrees that effective the Closing Seller waives the provisions of any such agreement insofar as such provisions apply to the Actives Business.

                  (b) Without limitation as to the provisions of the foregoing Section 3.17(a), except as set forth in Schedule 3.17(b) hereto, Seller has complied in all material respects with all federal, state, national and local laws, rules, regulations and ordinances respecting health, safety and working conditions applicable to the employees of Seller's Actives Business, and has provided Purchaser with copies of all reports filed and notices provided under any such laws, rules, regulations and ordinances during the last five years with respect to any employee of, or the conduct of, Seller's Actives Business. The conduct and operation of Seller's Actives Business does not involve any unusual risk to the health or safety of its employees (including, without limitation, any risk associated with hazardous airborne contaminants or hazardous chemicals or waste materials) and, to the knowledge of Seller, no employee of Seller's Actives Division has suffered any adverse health consequence or personal injury as a result of his or her working conditions or employment by Seller within the past five years.

         3.18     EMPLOYEE BENEFIT MATTERS.

                  (a) Schedule 3.18(a) hereto lists all written and material oral plans, programs, and similar agreements, commitments or arrangements maintained by or on behalf of Seller or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of Seller's Actives Division ("PLAN" or "PLANS"). Except as set forth on Schedule 3.18(a), only current and former employees of Seller's Actives Division participate in the Plans.

                  (b)      With respect to each Plan, except as set forth on
Schedule 3.18(b) hereto: (i) no litigation or administrative or other proceeding is pending or threatened involving such Plan; (ii) such Plan has been administered and operated in compliance with, and has been amended to comply with, all applicable laws, rules, and regulations; (iii) Seller and its predecessors, if any, have made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan; (iv) such Plan is fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof, (v) on the Closing Date such Plan will be fully funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on Seller's books and records, or paid-up insurance will be provided, therefor; and (vi) such Plan has been administered and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the five years prior hereto any material increase in the liabilities of such Plan.

         3.19 ENVIRONMENTAL MATTERS. Seller (including its predecessors for whose acts and omissions it is responsible) has complied in all material respects with all applicable laws, rules, regulations and ordinances relating to pollution and environmental control, as the same relate or are applicable to Seller's Actives Division or Seller's Actives Business. All hazardous or toxic waste, materials and substances on, in, under or off-site from the real property used in the conduct of Seller's Actives Business, have been properly removed and disposed of, and no past or present disposal, spill or other release of, or treatment, transportation or other handling of, hazardous waste, materials or substances on, in, under or off-site from any real property used in the conduct of Seller's Actives Business, or adjacent property, will subject Seller or Purchaser to corrective or compliance action or any other liability. Schedule
3.19 hereto contains a true, correct and complete description of all litigation, investigations and other proceedings, rulings, orders or citations pending, or to the knowledge of Seller, threatened or contemplated by government officials with respect to Seller's Actives Division or the Transferred Assets, in each case relating to releases, emissions or potential releases or emissions into the environment of solids, liquids, gases, heat, light, noise, radiation and other forms of matter or energy or the proper disposal of materials, including solid waste materials.

         3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. To the knowledge of Seller, neither Seller nor any officer, employee or agent of Seller, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Seller's Actives Business (or assist Seller in connection with any actual or proposed transaction for Seller's Actives Business) which (a) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which might have an adverse effect on the Transferred Assets, (b) if not given in the past, might have had an adverse effect on the Transferred Assets or Seller's Actives Business, or (c) if not continued in the future, might adversely affect the Transferred Assets or Seller's Actives Business, or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.

         3.21 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 3.21 hereto, Seller's Actives Division is not directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to, (a) any subsidiary or affiliate of Seller, (b) any director or officer of Seller, (c) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the share capital or other type of equity interest in such corporation, or (d) any partnership in which any such party is a general partner (any or all of the foregoing being herein referred to as "RELATED PARTIES"). Without limiting the generality of the foregoing, except as disclosed in Schedule 3.21 hereto, (i) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in Seller's Actives Business, and (ii) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (X) which is or which within the last three years has been a competitor, customer or supplier of Seller's Actives Division or has done business with Seller's Actives Division, or (Y) which as of the date hereof sells or distributes products or services which are similar or related to the products or services of Seller's Actives Division.

         3.22 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement or as may be set forth in Schedule 3.22 hereto, since July 31, 2002 (the "REFERENCE DATE"):

                  (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Seller's Actives Division or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have been or will be, in the aggregate, materially adverse to the Transferred Assets or the business or condition (financial or otherwise) of Seller's Actives Division;

                  (b) there has been no damage, destruction or loss to the properties or business of Seller's Actives Division, whether or not covered by insurance, which has or will have a materially adverse effect on such properties or business, or the operations, or prospects of Seller's Actives Division;

                  (c) the business of Seller's Actives Division has been operated in the ordinary course and consistent with its prior practices, and not otherwise;

                  (d) the Transferred Assets have been maintained in good order, repair and condition, taken as a whole and ordinary wear and tear excepted;

                  (e) the books, accounts and records of Seller's Actives Division have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

                  (f) there has been no labor dispute, organizational effort by any union or unfair labor practice charge involving Seller's Actives Division or its employees;

                  (g) there has been no mortgage, charge, lien, claim or other encumbrance or security interest (other than liens for current taxes which are not past due) created on or in any of the Transferred Assets or assumed by Seller with respect to any Transferred Assets;

                  (h) there has been no sale, transfer, lease or other disposition of any asset or assets of Seller's Actives Division, except sales of inventory in the ordinary course of Seller's Actives Business, and no debt to, or claim or right of, Seller's Actives Division has been canceled, compromised, waived or released;

                  (i) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of Seller under any contract, agreement or lease, or governmental license, permit or permission arising from or relating to Seller's Actives Business;

                  (j) there have been no amendments or other corporate actions having the effect of an amendment increasing past or future contributions of any kind whatsoever to any employee benefit plan of Seller's Actives Division; and

                  (k) Seller has not transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, trade secret, invention or similar rights used or useable in Seller's Actives Business, or modified any existing rights with respect thereto.

         3.23 FULL DISCLOSURE. No representation, warranty or covenant of Seller contained in this Agreement or in the Schedules hereto or in any other written statement or certificate delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated herein contains, at the time it is made, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         As an inducement to Seller to enter into this Agreement and to sell the Transferred Assets to Purchaser, Purchaser hereby represents, warrants and covenants as follows:

         4.1 ORGANIZATION. Purchaser is a corporation, validly existing and in good standing under the laws of the State of Georgia.

         4.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Purchaser has full corporate power and authority to make, execute and perform this Agreement, and the transactions contemplated hereby. This Agreement and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered on behalf of Purchaser by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Purchaser enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated will constitute a violation or breach of the articles of incorporation or the bylaws of Purchaser or any provision of any contract or other instrument to which Purchaser is a party or by which any of the assets of Purchaser may be affected or secured, or any order, writ, injunction, decree, statute, rule or regulation to which Purchaser is subject, or will result in the creation of any lien, charge, or encumbrance on any of the assets of Purchaser or acceleration of any debt.

         4.3 FULL DISCLOSURE. No representation, warranty or covenant of Purchaser contained in this Agreement, or in any other written statement or certificate delivered by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.       CONDUCT OF SELLER'S ACTIVES BUSINESS PENDING CLOSING.

         Seller covenants and agrees that, except as may otherwise be provided herein, without the prior written consent of Purchaser, between the date hereof and the Closing Date:

         5.1 BUSINESS IN THE ORDINARY COURSE. Seller's Actives Business shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing:

                  (a) Except as provided in Section 1.1(f) above, and except as provided in Section 5.1(b) below, Seller shall not enter into any contracts, agreements or other arrangements in connection with Seller's Actives Business, and except as otherwise expressly provided herein, Seller will not enter into any contract nor effect any transaction with any Related Party relating to Seller's Actives Division or Seller's Actives Business.

                  (b) Seller shall not enter into any contracts, agreements or other arrangements to sell, distribute or supply goods or services to any customer or any third party relating to Seller's Actives Division except in the ordinary course of Seller's Actives Business at prices and on terms consistent with the prior operating practices of Seller.

                  (c) Except for sales of inventory and normal disposal of used motor vehicles and equipment in the ordinary course of Seller's Actives Business, Seller shall not sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of any of the Transferred Assets.

                  (d) All contracts or commitments of Seller for the purchase of raw materials, products, services and supplies relating to Seller's Actives Division shall be entered into only in the ordinary and regular course of Seller's Actives Business to enable the Actives Division to conduct its normal business operations and to maintain its normal inventory of raw materials and finished goods, at prices and on terms consistent with the prior operating practices of the Actives Division. Seller will not enter into any contract or commitment for the purchase of materials, products, services or supplies for Seller's Actives Business except contracts or commitments which comply with the provisions of Section 1.1(f) above.

                  (e) Seller shall maintain, preserve and protect all of the Transferred Assets in good condition, taken as a whole, except for ordinary wear and tear and damage by fire or other casualty.

                  (f) The books, records and accounts of Seller's Actives Division shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with generally accepted accounting principles.

                  (g) Seller shall use all reasonable efforts to preserve Seller's Actives Business, to keep available the services of Seller's present employees, to preserve the goodwill of the suppliers, customers and others having business relations with Seller's Actives Division, and to assist Purchaser in employing the Selected Employees of Seller's Actives Division affective the Closing Date on terms satisfactory to Purchaser.

         5.2 NO MATERIAL CHANGES. No action shall be taken by Seller or any Shareholder which shall materially alter the financial structure, practices or operations of Seller's Actives Business.

         5.3 COMPENSATION. No increase shall be made in the compensation payable or to become payable to any employee of Seller's Actives Division, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such employee.

         5.4 EMPLOYEE BENEFIT PLANS. Seller shall timely make all contributions and other payments to the Plans relating to the Actives Division which it is obligated to make as of the date hereof. Other than contributions or payments declared or obligated to be paid to the Plans as of the date hereof, no contributions shall be declared for or paid to any Plan.

6.       CONDITIONS TO OBLIGATIONS OF PURCHASER.

         All obligations of Purchaser under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Purchaser:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement, the Schedules hereto and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Seller in connection with the transactions contemplated by this Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true and correct at and as of such time; provided however, that this Section 6.1 shall be deemed to have been satisfied even if all such representations and warranties are not so true and correct unless the failure of such representations and warranties to be so true and correct, individually and in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Actives Business or is reasonably likely to materially burden or impair the ability of Seller to consummate the transactions contemplated by this Agreement.

         6.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each such party prior to or on the Closing Date, in all material respects taken as a whole.

         6.3 CERTIFICATES OF SELLER. Seller shall have delivered to Purchaser certificates executed by the president or any vice-president of Seller, dated as of the Closing, certifying in such detail as Purchaser may reasonably request as to (a) the fulfillment and satisfaction of the conditions specified in Sections 6.1 and 6.2 above, (b) the absence of any material adverse change in Seller's Actives Business prior to the Closing, and (c) Seller's financial wherewithal and condition (including, certification as to the minimum net asset value of Seller).

         6.4 RESOLUTIONS. Purchaser shall have received duly adopted resolutions of the Board of Directors of Seller, certified by the Secretary or Assistant Secretary of Seller, dated the Closing Date, authorizing and approving the execution of this Agreement and all other action necessary to enable Seller to comply with the terms of this Agreement.

         6.5 GOVERNMENT CONSENTS. Purchaser shall have received from any and all persons, firms, and other legal entities, or any public or governmental authorities, bodies or agencies or judicial authority having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation thereof, and all notices required to be given to government authorities shall have been given and all applicable waiting periods shall have expired.

         6.6 REQUIRED CONSENTS. Seller shall have delivered to Purchaser all the Required Consents.

         6.7      EMPLOYMENT OF KEY EMPLOYEES. The Key Employees set forth on
Schedule 6.7, or substitutions therefor agreed by Purchaser, shall have accepted Purchaser's employment offer to begin employment with Purchaser immediately after the Closing Date.

         6.8 SETTLEMENT AND CROSS-LICENSE AGREEMENT. The parties shall have executed and entered into the Settlement and Cross-License Agreement.

         6.9 TRANSITION SERVICES AGREEMENT. The parties shall have executed and entered into the Transition Services Agreement.

         6.10 RELEASE OF LIENS. Seller shall have delivered to Purchaser UCC-3 forms, duly executed by the secured parties, or such other lien releases or discharges, as Purchaser may reasonably request to evidence the release and discharge of any and all liens upon any of the Transferred Assets.

         6.11 NO INCONSISTENT REQUIREMENTS. No legal action or investigation shall have been commenced by any public agency or authority and no judicial or administrative order shall have been issued seeking to enjoin or prohibit the transactions contemplated hereby.

7.       CONDITIONS TO OBLIGATIONS OF SELLER.

         All of the obligations of Seller under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Seller:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by Purchaser in connection with the transactions contemplated by this Agreement shall be true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true and correct at and as of such time; provided however, that this Section 7.1 shall be deemed to have been satisfied even if all such representations and warranties are not so true and correct unless the failure of such representations and warranties to be so true and correct, individually and in the aggregate, is reasonably likely to materially burden or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         7.2 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date, in all material respects taken as a whole.

         7.3 CERTIFICATE OF PURCHASER. Purchaser shall have delivered to Seller a certificate, executed by the president or any vice-president of Purchaser, dated the Closing Date, certifying in such detail as Seller may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 and 7.2 above.

         7.4 RESOLUTIONS. Purchaser shall have delivered to Seller duly adopted resolutions of the Board of Directors of Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, authorizing and approving the execution of this Agreement by Purchaser and all other action necessary to enable Purchaser to comply with the terms of this Agreement.

         7.5 SETTLEMENT AND CROSS-LICENSE AGREEMENT; LIMITED PATENT LICENSE AGREEMENT. The parties shall have executed and entered into (i) the Settlement and Cross-License Agreement and (ii) the Limited Patent License Agreement.

         7.6 NO INCONSISTENT REQUIREMENTS. No legal action or investigation shall have been commenced by any public agency or authority and no judicial or administrative order shall have been issued seeking to enjoin or prohibit the transactions contemplated hereby.

8.       INDEMNITIES.

         8.1 INDEMNIFICATION OF PURCHASER. Seller and Parent, jointly and severally, shall indemnify and hold harmless Purchaser, and its direct and indirect parent corporations and affiliates, their officers and directors (hereafter collectively "INDEMNITEES") from and against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement pursuant to Section 8.2(b) below ("INDEMNIFIED LOSSES"), suffered or incurred by any Indemnitee by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of Seller contained in this Agreement or in any certificate, schedule, instrument or document delivered to Purchaser by or on behalf of Seller pursuant to the provisions of this Agreement, including, without limitation, the Schedules hereto;

                  (b) all obligations and liabilities of Seller other than the Assumed Liabilities, whether direct or indirect, fixed or contingent, known or unknown, including, without limitation, all obligations and liabilities resulting from or arising out of any default, performance or non-performance by Seller prior to the Closing under or with respect to any Assigned Contract; and

                  (c) any claims, assessments, fines, liabilities, obligations, damages, costs, and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties or any government agency or body of competent authority, against Indemnitees (or any of them) arising out of or resulting from Seller's operation of its business (including Seller's Actives Business) or the Transferred Assets prior to and including the Closing Date, including, without limitation, any liability or obligation described in Section 8.1(b) above; and

                  (d)      one-half of the amount of any Excess Direct Warranty
Costs.

         8.2      DEFENSE OF CLAIMS.

                  (a) If any claim or action by a third party arises after the Closing Date for which Seller or Parent may be liable under the terms of this Agreement, or if any other event shall occur as a result of which any Indemnitee may suffer any Indemnified Loss, then Indemnitees (or any Indemnitee) shall notify Seller in writing of such claims, action or event within thirty
(30) days after such claim, action or event arises or occurs and is known to Indemnitees (or any of them), and shall give Seller a reasonable opportunity:

                           (i)      to conduct any proceedings or negotiations
in connection therewith and necessary or appropriate to defend Indemnitees;

                           (ii)     to take all other required steps or
proceedings to settle or defend any such claim or action; and

                           (iii)    to employ counsel to contest any such claim
or action in the name of Indemnitees or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by Seller. If Seller wishes to dispute any claim for Indemnified Loss, Seller shall give written notice to Indemnitees within thirty (30) days after notice from Indemnitees of such claim;

and, if Seller wishes to assume the defense of any such third-party claim or action, and provided that Indemnitees' interest shall not be impaired by such assumption of the defense of such claim or action, then Seller shall give written notice to Indemnitees within thirty (30) days after notice from Indemnitees of such claim or action (unless the claim or action reasonably requires a response in less than thirty (30) days after the notice is given to Seller, in which event they shall notify Indemnitees at least ten (10) days prior to such reasonably required response date), and Seller shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to Indemnitees; provided that Indemnitees may participate in such defense at their own expense and shall, in any event, have the right to control the defense and settlement of the claim or action.

                  (b) If Seller does not assume the defense of, or if after so assuming Seller fails to defend, any such claim or action, then Indemnitees may defend against such claim or action in such manner as they may deem appropriate (provided that Seller may participate in such defense at its own expense) and Indemnitees may settle such claim or litigation on such terms as they may deem appropriate, and, subject to the provisions of Section 9 below, Seller shall reimburse Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by Indemnitees in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, Seller shall, subject to the provisions of
Section 9 below, satisfy any judgment rendered with respect to such claim or in such action, before Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by Indemnitees in the defense of such claim or litigation.

                  (c) If a judgment is rendered against any of the Indemnitees in any action covered by the indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the Indemnitees, Seller shall, subject to the provisions of Section 9 below, immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of Seller, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, Seller shall forthwith pay such judgment or discharge such lien before any of Indemnitees is compelled to do so.

9.       PAYMENT OF INDEMNIFIED LOSSES.

         9.1      LIMITATIONS ON LIABILITY.

                  (a) Indemnitees shall not be entitled to reimbursement or payment from Seller pursuant to the provisions of Section 8.1(a) above unless or until the aggregate amount of the Indemnified Losses shall exceed an amount equal to two percent (2.0%) of the Total Consideration paid by Purchaser to Seller, in which event one-half (1/2) of all Indemnified Losses up to such amount (and, all Indemnified Losses in excess of such amount, subject to the maximum below) may be claimed (provided that, such limitation shall not apply to reimbursement or payments from Seller or Parent pursuant to the provisions of
Section 8.1(b), 8.1(c) or 8.1(d)).

                  (b) The liability of Seller for claims made by Indemnitees under the provisions of Section 8.1(a) above shall be limited to an amount equal to forty percent (40.0%) of the Total Consideration paid by Purchaser to Seller (provided that, such limitation shall not apply to reimbursement or payments from Seller pursuant to the provisions of Sections 8.1(b), 8.1(c) or 8.1(d)).

         9.2 SET-OFF AGAINST ADDITIONAL PAYMENTS. Any amounts of Indemnified Losses due to Indemnitees pursuant to Section 8.1 above may, at the election of Purchaser, be satisfied in whole or in part by way of set-off against all or any portion of the Additional Payment remaining to be paid by Purchaser to Seller.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATIONS AND OTHER PROVISIONS.

         10.1 SURVIVAL. The representations and warranties of the parties contained in this Agreement, and the indemnifications of Purchaser by Seller and Parent under Section 8.1(a) of this Agreement, shall survive any investigation heretofore or hereafter made by Purchaser and the consummation of the transactions contemplated herein and shall continue in full force and effect for the period (the "INDEMNITY SURVIVAL PERIOD") beginning on the Closing Date and continuing until the second anniversary of the Closing Date. Provided, however, that the Indemnity Survival Period shall be extended automatically to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the Indemnity Survival Period but not resolved prior to its expiration; and provided, further, that any such extension shall apply only as to claims asserted and not so resolved within the Indemnity Survival Period.

         10.2     LIABILITIES NOT ASSUMED. Notwithstanding the provisions of
Section 10.1 above, Seller shall remain liable, during the Indemnity Survival Period and at all times thereafter, for all liabilities and obligations of Seller not assumed pursuant to Section 1.5 above, including, without limitation, the liabilities and obligations specified in Sections 1.6, 8.1(b), 8.1(c) and 8.1(d) above.

         10.3 COVENANTS. Notwithstanding the provisions of Section 10.1 above, the covenants of the parties contained in this Agreement, including but not limited to the provisions of Sections 1.4, 1.5, 1.6, 1.7, 1.9, 1.11(c), 2.2, 2.3, 2.4, 2.5, 2.6, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13 and 2.14 shall survive the expiration of the Indemnity Survival Period and continue in effect, in accordance with their respective terms.

11.      TERMINATION.

         11.1 TERMINATION FOR CERTAIN CAUSES. This Agreement may be terminated prior to or on the Closing Date by Seller or Purchaser upon written notice to the other party as follows:

                  (a) By Purchaser, in the event that the conditions to closing contained in Section 6 have not been satisfied by Seller or waived by Purchaser by the Termination Date.

                  (b) By Seller, in the event that the conditions to closing contained in Section 7 have not been satisfied by Purchaser or waived by Seller by the Termination Date.

                  (c) By Purchaser, if a material adverse change in the Actives Business of Seller shall have occurred, or any substantial part of the Transferred Assets of Seller are destroyed due to fire or other casualty.

                  (d) By Purchaser, if the terms, covenants or conditions of this Agreement to be complied with or performed by the Seller at or before the Closing Date shall not have been complied with or performed, or if any representation or warranty of Seller is breached or is not true and correct, and such noncompliance, nonperformance, or breach or misrepresentation shall have a material adverse effect upon the Actives Business or the Transferred Assets.

                  (e) By Seller if the terms, covenants or conditions of this Agreement to be complied with or performed by Purchaser at or before the Closing Date shall not have been complied with or performed, or if any representation or warranty of Purchaser hereunder is breached or is not true and correct, and such noncompliance, non-performance or breach or misrepresentation shall materially reduce the value or amount of the Total Consideration payable hereunder.

                  (f) By any party to this Agreement, if any action, suit or proceeding shall have been instituted against such party to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, or to seek damages from such party by reason of this Agreement or the consummation of transactions contemplated herein, and such action, suit or proceeding shall be pending as of a date ten (10) days before the scheduled Closing Date or any court of competent jurisdiction shall have entered a temporary, preliminary or permanent restraining order in respect of same.

12.      MISCELLANEOUS.

         12.1     NOTICES.

                  (a) All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered air mail, return receipt requested, or by facsimile transmission to the intended recipient thereof at its address, or facsimile number set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately (if given or made by confirmed facsimile) or three days after mailing (if given or made by letter addressed to a location within the country in which it is posted), and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted, or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

         (i)      If to Purchaser:         Mr. Wallace G. Haislip
                                           Chief Financial Officer
                                           Scientific-Atlanta, Inc.
                                           5030 Sugarloaf Parkway
                                           Lawrenceville, GA  30042
                                           Facsimile No. (770) 236-4892


                  With a copy to:          William E. Eason, Jr.
                                           General Counsel
                                           Scientific-Atlanta, Inc.
                                           5030 Sugarloaf Parkway
                                           Lawrenceville, GA  30042
                                           Facsimile No. (770) 236-4751

         (ii)     If to Seller:            Mr. Larry Margolis
                                           Senior Vice President
                                             and Chief Financial Officer
                                           ARRIS Group, Inc.
                                           11450 Technology Circle
                                           Duluth, GA  30097
                                           Facsimile No. (678) 473-8129

                  With a copy to:          W. Brinkley Dickerson, Jr.
                                           Troutman Sanders LLP
                                           Suite 5200
                                           600 Peachtree Street N.E.
                                           Atlanta, Georgia  30308
                                           Facsimile No. (404) 962-6743

                  (b) Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         12.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         12.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against which enforcement is sought.

         12.4 GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to conflicts rules.

         12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

         12.6 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         12.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         12.8 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         12.9 NUMBER AND GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         12.10    TIME OF PERFORMANCE.  Time is of the essence.

         12.11 DEFINITION OF KNOWLEDGE. The words "KNOWN", "TO THE KNOWLEDGE OF," "TO THE BEST KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the person or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; and, with respect to Seller, shall mean the knowledge of the individuals listed on Schedule 12.11.

13.      INDEX OF DEFINITIONS.

         The definitions for the following defined terms used in this Agreement can be found as follows:


Defined Term                                            Section
------------                                            -------
Accruals                                               1.5(a)(ii)
Actives Business                                       Recitals
Actives Division                                       Recitals
Additional Payment                                     1.4(b)(ii)
Additional Payment Date                                1.4(b)(ii)
Additional Purchase Orders                             2.22
Adjustment                                             1.12(a)
Adjustment Date                                        1.12(a)
Amended Fixed Assets Register                          1.1(a)
ARRIS Intl                                             Preamble
ARRIS Mexico                                           Preamble
Assigned Contracts                                     1.1(e)
Assumed Liabilities                                    1.5(a)
Closing                                                1.10
Closing Date                                           1.10
Closing Payment                                        1.4(b)(i)
Contract Manufacturer and OEM Agreements               2.14(a)
Direct Warranty Costs                                  1.5(a)(iii)(B)
Disputed Amount                                        1.12(c)(i)
Early Contract Terminations                            2.14(c)
ERISA                                                  2.10(a)
Excess Direct Warranty Costs                           2.13(b)
Excluded Actives Assets                                1.2(b)
Excluded Assets                                        1.2
Excluded Businesses                                    1.2(a)
Excluded Contracts                                     1.3
Excluded Distribution & Sales Agreements               2.21
FASB Loss Contingency                                  3.14(b)
Fixed Assets                                           1.1(a)
Fixed Assets Register                                  1.1(a)(i)
Fixed Asset Threshold Amount                           1.12(a)(i)
Headend-to-Home Access Loop Analog HFC Products        2.6(a)(i)
Indemnified Losses                                     3.1
Indemnitees                                            8.1
Indemnity Survival Period                              10.1
Intellectual Property                                  3.13(a)
Interim Financial Statements                           3.7
Internal Revenue Code                                  1.9

Inventories                                            1.1(b)
IP License Agreements                                  3.13(c)
IP Patents                                             3.13(e)
IP Trademarks                                          3.13(f)
July 31 Balance Sheet                                  3.7
Key Employees                                          2.9(b)
Knowledge                                              12.11
LIBOR                                                  1.12(d)
License In Agreements                                  3.13(b)
License Out Agreements                                 3.13(c)
Notice Period                                          2.21
Physical Count Inventory Listing                       1.1(b)
Plan                                                   3.18(a)
Plans                                                  3.18(a)
P.O. Register                                          1.1(f)
Post-Closing Purchase Price Adjustment                 1.12(a)
Pre-Closing Warranty Obligations                       1.5(a)
Prepaids                                               1.1(g)
Purchase Orders                                        1.1(f)
Purchaser                                              Preamble
Reference Date                                         3.22
Related Parties                                        3.21
Required Consents                                      3.5
Sales Order Backlog                                    1.1(e)
Sales Orders                                           1.1(e)
Selected Employees                                     2.9(a)
Seller                                                 Preamble
Settlement Amount                                      1.12(e)(ii)
Settlement and Cross-License Agreement                 2.15
Severance Period                                       2.9
Solectron Component Inventory                          1.3
Statement                                              1.12(a)
Target Net Book Value of Fixed Assets                  1.12(a)(i)(A)
Taxes                                                  3.16
Termination Costs                                      2.9(c)
Termination Date                                       1.10
Total Consideration                                    1.4(a)
Total Net Book Value of Fixed Assets Delivered         1.12(a)(i)
Total Standard Cost of Inventory Delivered             1.12(a)(ii)
Transferred Assets                                     1.1
Transferred Employee                                   2.9(b)
Transition Services Agreement                          2.17
WARN Act                                               2.9(c)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    PURCHASER:

                                    SCIENTIFIC-ATLANTA, INC.

                                    By:     /s/ James F. McDonald
                                       --------------------------------------
                                         Name:       James F. McDonald
                                              -------------------------------
                                         Title:      CEO
                                               ------------------------------


                                    SELLER:

                                    ARRIS INTERNATIONAL, INC.

                                    By:     /s/ Lawrence A. Margolis
                                       --------------------------------------
                                         Name:       Lawrence A. Margolis
                                              -------------------------------
                                         Title:      Executive VP & CFO
                                               ------------------------------


                                    TEXSCAN DE MEXICO,
                                    S.A. DE C.V.

                                    By:     /s/ Lawrence A. Margolis
                                       --------------------------------------
                                         Name:       Lawrence A. Margolis
                                              -------------------------------
                                         Title:      Executive VP & CFO
                                               ------------------------------